UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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Grand Canyon Education, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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3300 W. Camelback Road

Phoenix, Arizona 85017

(602) 639-7500

April 28, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Grand Canyon Education, Inc. (the “Company”) to be held at Grand Canyon University Antelope Reception Center on the campus of Grand Canyon University at 3300 W. Camelback Road, Phoenix, Arizona 85017, commencing at 10:00 a.m., local time, on Wednesday, June 14, 2017.

The notice of annual meeting and the proxy statement that follow describe the matters to come before the Annual Meeting. Each holder of record of shares of the Company’s common stock (Nasdaq GM: LOPE) at the close of business on April 20, 2017 is entitled to receive notice of and to vote at the Annual Meeting, and any adjournment or postponement of the Annual Meeting. Shares of our common stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy.

Our Annual Meeting materials are available over the Internet. We believe that this delivery process expedites stockholders’ receipt of proxy materials as well as lowers the costs and reduces the environmental impact of our Annual Meeting. All stockholders as of the record date were mailed a Notice of Internet Availability (the “Notice”) with instructions on how to access our Annual Meeting materials online and how to request a paper copy of the materials by mail. The Notice also includes instructions on how to vote online or by telephone. Internet voting must be completed before midnight, Mountain Standard Time, prior to the meeting.

We hope that you will be able to attend the Annual Meeting in person and we look forward to seeing you.

Sincerely,
Brian E. Mueller
Chief Executive Officer and Chairman

This proxy statement is dated April 28, 2017, and is first being sent or made available to stockholders on or about May 2, 2017.

Notice of Annual Meeting of Stockholders to be held on June 14, 2017

Date and Time:	Wednesday, June 14, 2017, at 10:00 a.m., Arizona time

Place:	Grand Canyon University Antelope Reception Center on the campus of Grand Canyon University at 3300 W. Camelback Road, Phoenix, Arizona 85017.

Items of Business:	At the Annual Meeting, holders of our common stock will be asked to consider and vote upon the following proposals, all of which are discussed in greater detail in the accompanying proxy statement:
	1.	To elect a Board of Directors of five directors, each to serve until the 2018 annual meeting of stockholders or until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal;
	2.	To adopt our 2017 Equity Incentive Plan (including, without limitation, certain material terms of the 2017 Plan for purposes of Section 162(m) of the Internal Revenue Code, as amended);
	3.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the enclosed Proxy Statement;
	4.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers;
	5.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
	6.	To transact such other business as may properly be brought before the meeting or any adjournments or postponements thereof.
Record Date:	Only stockholders of record at the close of business on April 20, 2017, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

Delivery of Proxy Materials:	Beginning on May 2, 2017, we began mailing a Notice of Internet Availability of Proxy Materials to our stockholders rather than a full paper set of the proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials over the Internet, as well as instructions on how stockholders may obtain a paper copy of our proxy materials.

Internet Availability of Proxy Materials:	Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 14, 2017. Our Proxy Statement is attached. Financial and other information concerning Grand Canyon Education, Inc. is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2016. A complete set of proxy materials relating to our Annual Meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders, are available and may be viewed at www.edocumentview.com/LOPE.

Voting:	To make it easier for you to vote, Internet and telephone voting are available. The instructions on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, the proxy card describe how to use these convenient services.

BY ORDER OF THE BOARD OF DIRECTORS

Phoenix, Arizona	/s/ BRIAN E. MUELLER
April 28, 2017	Brian E. Mueller
Chief Executive Officer and Chairman

Proxy Statement Summary

This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2016 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

GENERAL INFORMATION
Date and Time:	Wednesday, June 14, 2017 10:00 a.m., Arizona

Record Date:	April 20, 2017

Place:	Grand Canyon University Antelope Reception Center on the campus of Grand Canyon University 3300 W. Camelback Road Phoenix, Arizona 85017

Voting:	The accompanying proxy statement describes important issues affecting Grand Canyon Education, Inc. If you are a stockholder of record as of the record date, you have the right to submit your proxy through the Internet, by telephone or by mail. Please help us save time and administrative costs by submitting your proxy through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your voting instructions are confirmed and posted immediately. Stockholders of record as of April 20, 2017 may cast their votes in any of the following ways:

Internet	Phone	Mail	In Person
Visit www.investorvote.com/LOPE, 24 hours a day, seven days a week, through 11:00 p.m. (PT) on June 13, 2017. Please have available your notice card. Follow the simple instructions provided.	Call 1-800-652-VOTE (8683), 24 hours a day, seven days a week, through 11:00 p.m. (PT) on June 13, 2017. Please have available your notice card. Follow the simple instructions provided.	Mark, sign and date your proxy card. Return it in the enclosed postage-paid envelope	If you plan to attend the meeting in person, you will need to bring a picture ID and proof of ownership of Grand Canyon Education, Inc. common stock as of the record date.

   SUMMARY OF MATTERS TO BE VOTED UPON AND BOARD RECOMMENDATIONS

   Stockholders are being asked to vote on the following matters at the Annual Meeting:

Proposal	Description	Board Recommendation	Page Reference for Further Information:
1 To elect five directors to our Board of Directors.	The Board and the Nominating and Corporate Governance Committee believe that the five director nominees possess the necessary qualifications, attributes, skills and experiences to provide quality advice and counsel to the Company’s management and effectively oversee the business and long-term interests of our stockholders.	“FOR” each director nominee

2 To adopt our 2017 Equity Incentive Plan (including, without limitation, certain material terms of the 2017 Plan for purposes of Section 162(m) of the Internal Revenue Code, as amended).	At the Annual Meeting, stockholders will be asked to approve a new equity incentive plan to replace our existing plan, which would otherwise terminate automatically on the tenth anniversary of its initial adoption in May 2008.	“FOR”

3 To approve, on an advisory basis, the compensation of our named executive officers.	The Company seeks the approval, on an advisory, basis, of the compensation of its named executive officers as described in the Compensation Discussion and Analysis section beginning on page 33 and the related tables beginning on page 45.	“FOR”

4 To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers.	In addition to holding an advisory say-on-pay vote on executive compensation, we are required to conduct a separate advisory vote on the frequency of future say-on-pay votes. Stockholders may cast a non-binding advisory vote on whether they would prefer that we hold the advisory say-on-pay vote every year, every two years or every three years. Stockholders may also abstain from voting on this matter.	“EVERY YEAR”

5 To ratify the appointment of KPMG LLP as our independent registered public accounting firm.	The Audit Committee and the Board believe that the retention of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017 is in the best interests of the Company and its stockholders and we are asking our stockholders to ratify the Audit Committee’s selection of KPMG LLP to serve in that capacity.	“FOR”

     DIRECTOR NOMINEES

     The following provides summary information regarding our director nominees:

Name	Age	Director Since	Primary Occupation	Committee Memberships(1)			Other Public Company Boards
				A	C	NCG
Brian E. Mueller*	63	2009	Chairman of the Board of Directors and Chief Executive Officer, Grand Canyon Education, Inc. President, Grand Canyon University				None

Sara R. Dial+≠	53	2013	President and Chief Executive Officer, Sara Dial & Associates		Ö	Ö*	1

Jack A. Henry+	73	2008	Managing Director, Sierra Blanca Ventures, LLC	Ö*	Ö		1

Kevin F. Warren+	53	2012	Chief Operating Officer, Minnesota Vikings	Ö	Ö*	Ö	0

David J. Johnson+	70	2008	Senior business executive (retired)	Ö		Ö	0

*	Chair
+	Independent director
≠	Lead independent director

(1)	A= Audit Committee; C=Compensation Committee; and NCG=Nominating and Corporate Governance Committee

2016 CORPORATE GOVERNANCE HIGHLIGHTS

We believe that effective corporate governance is critical to our ability to create long term value for our stockholders. The following highlights certain key aspects of our corporate governance framework:

Ö	We Have An Independent Board. Four of our five director nominees are independent and we have fully independent Audit, Compensation and Nominating and Corporate Governance Committees.	Ö	Our Independent Directors Meet Without Management. Our independent directors meet regularly in executive sessions without management present.

Ö	We Have Majority Voting for Directors. We have adopted majority voting for directors pursuant to which nominees who fail to achieve an affirmative majority of votes cast must submit their resignation.	Ö	We Have a Stock Ownership Policy. We require both our named executive officers and our directors to maintain a meaningful ownership stake at levels specified in our stock ownership policy

Ö	We Hold Annual Elections for our Directors. We do not have a staggered board.	Ö	Our Key Committees are Independent. We have fully independent Audit, Compensation and Nominating and Corporate Governance Committees.

Ö	We Measure Board Performance. We conduct regular evaluations of our Board and Committees.	Ö	We Do Not Have a “Poison Pill.” We do not maintain a stockholder rights plan.

  2016 COMPENSATION PRACTICES HIGHLIGHTS

  The following summarizes key aspects of our compensation policies and programs:

	What We Do:		What We Don’t Do:

Ö	We Pay for Performance: A significant portion of our cash compensation is based on achievement of key financial metrics that are disclosed to our stockholders.	c	We Can Claw Back Compensation: We have the ability to recoup incentive compensation if the Company’s financial results are restated or materially misstated due in whole or in part to misconduct by one or more of our named executive officers.

Ö	We Do Not Guarantee Salary Increases or Bonuses: We have raised the base salaries of our named executive officers only once since 2013 and bonuses are strictly performance based.	c	We Do Not Have Tax Gross-Ups: We do not provide tax gross-ups on any severance, change-in-control or other payments.

Ö	We Balance Our Incentive Compensation: Our incentive compensation programs provide a balance of short-term cash incentives that are based on achievement of annual financial metrics and time-based equity incentives that vest over five years.	c	No Hedging, Short Sales, or Pledging. Under our insider trading policy, our officers and directors are prohibited from hedging, effecting short sales of, and (except in extremely limited circumstances) pledging our stock.

Ö	We Retain an Independent Compensation Consultant: Our Compensation Committee engages an independent consultant to provide guidance on peer group composition and compensation levels.	c	We Do Not Provide Excessive Perquisites: Our named executive officers receive limited perquisites and benefits.

Questions and Answers

Please see the General Information section beginning on page 5 for important information about the proxy materials, voting, the annual meeting, Company documents, communications and the deadlines to submit stockholder proposals and director nominees for the 2018 Annual Meeting of Stockholders. Additional questions may be directed to our General Counsel, Grand Canyon Education, Inc., 3300 W. Camelback Road, Phoenix, Arizona 85017.

Learn More About Our Company

You can learn more about the Company, view our governance materials and much more by visiting our website, www.gcu.edu.

Grand Canyon Education, Inc.

3300 West Camelback Road

Phoenix, Arizona 85017

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy is being solicited by our Board of Directors for use in connection with the Annual Meeting to be held on Wednesday, June 14, 2017, at Grand Canyon University Antelope Reception Center on the campus of Grand Canyon University at 3300 W. Camelback Road, Phoenix, Arizona 85017, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

Notice of Internet Availability

In accordance with the electronic delivery rules adopted by the Securities and Exchange Commission (“SEC”), the Company is permitted to furnish proxy materials to its stockholders on the Internet, in lieu of mailing a printed copy of proxy materials to each stockholder of record. You will not receive a printed copy of proxy materials unless you request a printed copy. The Notice, which was made available to our stockholders on or about May 2, 2017, instructs you as to how you may access and review on the Internet all of the important information contained in the proxy materials. The Notice also instructs you as to how you may vote your proxy. If you received a Notice by mail and would like to receive a printed copy of the Company’s proxy materials and annual report, you must follow the instructions for requesting such materials included in the Notice. Alternatively, you may download or print these materials, or any portion thereof, from any computer with Internet access and a printer. The Company believes this process provides its stockholders the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and delivering the proxy materials. To access the Company’s proxy statement and annual report electronically, please visit www.edocumentview.com/LOPE or the Company’s Investor Relations website at www.gcu.edu.

Record Date and Quorum

Only stockholders of record at the close of business on April 20, 2017, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on the record date, we had approximately 47,897,471 shares of our common stock outstanding and entitled to vote, with each such outstanding share entitled to one vote per share on each matter to be voted upon by stockholders. A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

Submission of Proxies; Revocation

All valid proxies received prior to the Annual Meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. You may revoke your proxy at any time before it is exercised by submitting to our Secretary a written notice of revocation, submitting a properly executed proxy bearing a later date, voting by telephone or via the Internet at a later time (if initially able to vote in that manner) so long as such vote or voting direction is received by the applicable date and time set forth above for stockholders of record, or by attending the Annual Meeting and voting in person. If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from your bank, broker, trustee or nominee to change those instructions.

Deadlines for Stockholder Proposals

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy certain other conditions established by the Securities and Exchange Commission (the “SEC”), including specifically under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be timely, a proposal to be included in our proxy statement must be received at our principal executive offices, addressed to our Secretary, not less than 120 calendar days before the first anniversary of the date that our proxy statement was released to stockholders in connection with the previous year’s annual meeting. Accordingly, for a stockholder proposal to be included in our proxy materials for our 2018 Annual Meeting of Stockholders, the proposal must be received at our principal executive offices, addressed to our Secretary, not later than the close of business on January 4, 2018. Subject to certain exceptions, stockholder business that is not intended for inclusion in our proxy materials may be brought before an annual meeting so long as we receive notice of the proposal as specified by, and subject to the conditions set forth in, our bylaws, addressed to our Secretary at our principal executive offices, not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting. For our 2018 Annual Meeting of Stockholders, proper notice of business that is not intended for inclusion in our proxy statement must be received not earlier than the close of business on February 17, 2018, nor later than the close of business on March 19, 2018.

A stockholder’s notice to our Secretary must set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the text of the proposal or business, including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Company’s bylaws, the language of the proposed amendment, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and the names and addresses of the beneficial owners, if any, on whose behalf the business is being brought, (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting on the date of such notice and intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (iv) any material interest of the stockholder and any such other beneficial owner in such business, and (v) the following information regarding the ownership interests of the stockholder or any such other beneficial owner, which shall be supplemented in writing by the stockholder not later than ten (10) days after the record date for voting at the meeting to disclose such interests as of such record date: (A) the class and number of shares of the Company that are owned beneficially and of record by the stockholder and any such other beneficial owner; (B) any “derivative instrument” (which is defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company); (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company; (D) any short interest in any security of the Company (meaning a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company; (F) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household.

Quorum

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are included in determining whether a quorum is present. Abstentions include shares present in person but not voting and shares represented by proxy but with respect to which the holder has abstained. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

Vote Required

If you hold your shares in “street name,” and you do not give your bank, broker or other holder of record specific voting instructions for your shares, your record holder can vote your shares on routine matters, which include only the proposal to ratify the appointment of our independent registered public accounting firm (Proposal No. 5). However, your record holder cannot vote your shares without your specific instructions on the election of directors (Proposal No. 1), the vote to approve our 2017 Equity Incentive Plan (Proposal No. 2), or on matters related to executive compensation, including the advisory votes described below on the compensation of our named executive officers and the frequency with which we hold advisory votes on the compensation of our named executive officers (Proposals Nos. 3 and 4). If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker or other holder of record for procedures on revoking or changing your proxy. In the absence of instructions, shares subject to such broker non-votes will not be counted as voted or as present or represented on any of the proposals offered at the Annual Meeting other than ratification of our auditors and so will have no effect on the vote. We encourage you to provide instructions to your bank, broker or other holder of record regarding the voting of your shares. Our stockholders have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

The vote required to approve each of the proposals presented in this Proxy Statement is set forth below:

●	Election of Directors (Proposal No. 1). The affirmative vote of a majority of the votes cast with respect to a nominee is required for the election to the Board of Directors of each of the nominees for director. For this purpose, “a majority of the votes cast” means that the number of votes cast “for” a nominee exceeds the number of votes cast “against” that nominee. Stockholders do not have the right to cumulate their votes in the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the election because abstentions and broker non-votes are not considered to be votes cast.

●	Approval of the adoption of the 2017 Equity Incentive Plan (Proposal No. 2). Approval of the adoption of the 2017 Equity Incentive Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal, while abstentions will have the effect of a vote against this proposal.

●	Approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 3). Approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal, while abstentions will have the effect of a vote against this proposal. Although this vote is advisory and is not binding on our Board of Directors or Compensation Committee, the Board of Directors and the Compensation Committee will consider the voting results, along with other relevant factors, in connection with their ongoing evaluation of our compensation program.

●	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers (Proposal No. 4). This matter is being submitted to enable stockholders to express a preference, on an advisory basis, as to whether future advisory votes on named executive officer compensation should be held every year, every two years, or every three years. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the frequency of such future advisory votes. Broker non-votes will have no effect on the outcome of this proposal, while abstentions will have the effect of a vote against this proposal. If a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote do not vote in favor of one of the three frequencies, the frequency that receives the highest number of votes will be considered to be the frequency favored by stockholders. Although this vote is advisory and is not binding on our Board of Directors or Compensation Committee, the Board of Directors and the Compensation Committee will consider the voting results, along with other relevant factors, in connection with their determination of the frequency of future advisory votes on the compensation of our named executive officers.

●	Ratification of the appointment of the Independent Registered Public Accounting Firm (Proposal No. 5). Approval of the proposal to ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Brokers have discretion to vote on the ratification of our independent auditors and, as such, no votes on this proposal will be considered broker non-votes. Abstentions will have the effect of a vote against this proposal.

Adjournment or Postponement of Meeting

The Annual Meeting may be adjourned or postponed to any other time and to any other place at which a meeting of stockholders may be held by the chairman of the Annual Meeting or, in the absence of such person, by any officer entitled to preside at or to act as Secretary of the Annual Meeting, or by the holders of a majority of the shares of stock present or represented by proxy at the meeting and entitled to vote, although less than a quorum.

Expenses of Soliciting Proxies

We will bear the cost of soliciting proxies. In addition to solicitation by the use of mail or via the Internet, certain directors, officers and regular employees may solicit proxies by telephone or personal interview. None of such persons will receive any additional compensation for their services.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Philosophy

The business affairs of the Company are managed under the direction of the Board of Directors in accordance with the Delaware General Corporation Law, as implemented by the Company’s certificate of incorporation and bylaws. The role of the Board of Directors is to effectively govern the affairs of the Company for the benefit of its stockholders and other constituencies. The Board of Directors strives to ensure the success and continuity of business of the Company through the selection of qualified management. It is also responsible for ensuring that the Company’s activities are conducted in a responsible and ethical manner. The Company is committed to having sound corporate governance principles.

Board of Directors Meetings and Attendance

During our 2016 fiscal year, our Board of Directors held five meetings and each of our directors attended more than 75% of such meetings. We do not have a formal policy regarding attendance of our directors at annual meetings of our stockholders, but we do encourage each of our directors to attend. All of our directors attended our 2016 annual meeting in person or telephonically.

Director Independence

Our Board of Directors periodically reviews the independence of each director. During these reviews, our Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and management to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent. Our Board of Directors has affirmatively determined that each director other than Brent D. Richardson, who served as our non-executive Chairman of the Board during 2016 and until he resigned from our Board on January 13, 2017, and Brian E. Mueller, who serves as our Chief Executive Officer, is “independent,” as defined by the Marketplace Rules of the Nasdaq Stock Market. Under the Marketplace Rules, a director can be independent only if the director does not trigger a categorical bar to independence and our Board of Directors affirmatively determines that the director does not have a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of a director.

Board Leadership Structure

The Company’s governance framework provides the Board with flexibility to select the appropriate Board leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. Having the flexibility to select the appropriate structure based on the specific needs of the business is critical, and it is part of the judgment the Board believes it should exercise. The Board understands that Board leadership structure is an important topic for many stockholders, and the Board takes stockholder feedback into account when making determinations around Board leadership structure.

Since our initial public offering in November 2008 and through January 13, 2017, we separated the roles of Chief Executive Officer and Chairman of the Board. We did so based on an assessment made at the time that the two roles were different: the Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board. Our Chairman during that period, Mr. Brent D. Richardson had been until June 2015 an employee of the Company and had never during his tenure as Chairman been considered “independent.” Consequently, at all times since our initial public offering, our Board has appointed one of our independent directors to serve as “lead independent director” and to preside at executive sessions of “non-management” directors.

On January 13, 2017, Mr. Richardson resigned from the Board, and the remaining members of the Board selected Mr. Brian E. Mueller, our Chief Executive Officer, to serve in the role of Chairman of the Board. Accordingly, our current Board leadership structure comprises a “combined” Chairman of the Board and Chief Executive Officer, a lead independent director, Board committees led entirely by independent directors and active engagement by all directors. In selecting Mr. Mueller to serve as Chairman, the Board determined that having Mr. Mueller serve in the combined role provides certain synergies and efficiencies that can serve to enhance the functioning of the Board and serve the business and stockholders well over time. The Company operates in a complex business and regulatory environment, which requires a chief executive officer with deep knowledge of the business and the industry within which we operate. Because the Chief Executive Officer is the Board member closest to our complex business, he is best able to identify many of the business issues that need to be on the Board agenda, and, as Chairman of the Board, he can focus directors’

attention on the most critical business matters. Further, the Board believes that, at this time, a combined Chairman of the Board and Chief Executive Officer will facilitate timely and unfiltered communication with the Board on critical business and regulatory issues. The Board also believes that there are benefits in having the same person represent both the Company and the Board with regulators, stockholders and other stakeholders.

Importantly, all of our directors play an active role in overseeing the Company’s business both at the Board and committee levels. At least twice per year as part of regularly scheduled Board meetings, the independent directors meet in executive session without the Chief Executive Officer present. These sessions allow our independent directors to discuss issues of importance to the Company, including the business and affairs of the Company as well as matters concerning management, without any member of management present.

Committees of Our Board of Directors

Our Board of Directors directs the management of our business affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors. Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. During 2016, each director attended 100% of the meetings of the Board committees on which such director served. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues. The composition of the Board committees complies with the applicable rules of the Nasdaq Stock Market and applicable law. Our Board of Directors has adopted written charters for each of the standing committees, which are available in the Corporate Governance section of the Investor Relations page on our website at www.gcu.edu.

Audit Committee. Our Audit Committee during 2016 consisted of Messrs. Jack A. Henry (chair), Kevin F. Warren, and Bradley A. Casper, each of whom our Board of Directors determined to be “independent,” as defined under and required by the rules of the Nasdaq Stock Market and the federal securities laws. Our Audit Committee met six times during 2016. Our Audit Committee is directly responsible for, among other things, the appointment, compensation, retention, and oversight of our independent registered public accounting firm. The oversight includes reviewing the plans and results of the audit engagement with the firm, approving any additional professional services provided by the firm and reviewing the independence of the firm. The Audit Committee is also responsible for discussing the effectiveness of the internal controls over financial reporting with the firm and relevant financial management. Our Board of Directors determined that each of Messrs. Henry, Warren and Casper qualified as an “audit committee financial expert,” as defined under applicable federal securities laws.

Compensation Committee. Our Compensation Committee during 2016 consisted of Messrs. David J. Johnson (chair), Jack A. Henry, and Ms. Sara R. Dial, each of whom the Board of Directors determined to be “independent,” as defined under and required by the rules of the Nasdaq Stock Market. Our Compensation Committee met six times during 2016. The Compensation Committee is responsible for, among other things, supervising and reviewing our affairs as they relate to the compensation and benefits of our executive officers and directors. In carrying out these responsibilities, the Compensation Committee reviews all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders.

The Compensation Committee’s charter allows it to delegate any matters within its authority to individuals or subcommittees as it deems appropriate. In addition, the Compensation Committee has the authority under its charter to retain outside advisors to assist it in the performance of its duties. Beginning in the fall of 2009, the Compensation Committee has engaged Mercer from time to time as its compensation consultant and advisor to:

•	Provide recommendations regarding executive compensation consistent with the Company’s business needs, pay philosophy, market trends and latest legal and regulatory considerations;

•	Provide market data for base salary, short-term incentive and long-term incentive decisions; and

•	Advise the Compensation Committee as to best practices.

In 2016, Mercer was engaged to provide market benchmark information regarding, and to advise on the competitiveness of, executive officer compensation. Also in 2016, Mercer recommended, and the Compensation Committee approved, a revised peer group of publicly traded companies, some of which are in the education industry, with median revenue near the Company’s revenue. The peer group consists of the following companies:

• Acxiom Corp.	• EPAM Systems, Inc.

• The Advisory Board Company	• GoDaddy, Inc.

• Apollo Education Group, Inc.	• Huron Consulting Group Inc.

• Blackbaud, Inc.	• j2 Global Inc.

• Capella Education Company	• Pegasystems, Inc.

• CEB Inc.	• WebMD Health Corp.

• Devry Education Group Inc.

• Endurance International Group Holdings, Inc.

As a result of Mercer’s analysis of peer group compensation practices and the Compensation Committee’s assessment of management performance in 2016 and prior years, the Compensation Committee in October 2016 approved increases in executive management base salaries for Dr. Meyer, Mr. Bachus, Mr. Mildenhall and Mr. Roberts, effective January 1, 2017. See “Compensation Discussion and Analysis – Significant Events After December 31, 2016 - Base salary increases.”

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee during 2016 consisted of Messrs. Bradley A. Casper (chair), David J. Johnson, Kevin F. Warren and Ms. Sara R. Dial, each of whom our Board of Directors determined to be “independent,” as defined under and required by the rules of the Nasdaq Stock Market. Our Nominating and Corporate Governance Committee met four times during 2016. The Nominating and Corporate Governance Committee is responsible for, among other things, identifying individuals qualified to become members of the Board of Directors; recommending to the Board of Directors nominees for each election of directors; developing and recommending to the Board of Directors criteria for selecting qualified director candidates; considering committee member qualifications, appointment and removal; recommending corporate governance principles, codes of conduct and compliance mechanisms; and providing oversight in the annual evaluation of the Board of Directors and each committee.

Reconstitution of Board Committees. Effective January 13, 2017, Messrs. Richardson and Casper resigned from their positions on the Board in order to focus on other business interests. Thereafter, effective January 18, 2017, the Board took action to appoint Mr. Mueller to the position of Chairman of the Board, to appoint Ms. Dial to the role of “lead independent director,” replacing Mr. Johnson, and to make the following changes to its Board committee assignments. Following such changes in committee assignments, each of the following Board committees have three members, all of whom are independent:

●	Ms. Dial, an existing member of the Nominating and Corporate Governance Committee, was appointed as Chair of the committee;
●	Mr. Warren was appointed as a member and Chair of the Compensation Committee, replacing Mr. Johnson on such committee; and
●	Mr. Johnson was appointed as a member of the Audit Committee.

Code of Conduct

We have adopted a business code of conduct, which applies to all of our employees, directors, and consultants. The code of conduct includes particular provisions applicable to our senior financial management, which includes our Chief Executive Officer, Chief Financial Officer and principal accounting officer, and other employees performing similar functions. A copy of our code of conduct is available on the Corporate Governance section of the Investor Relations page on our website at www.gcu.edu. We intend to post on our website any amendment to, or waiver from, a provision of our code of conduct that applies to any director or officer, including our Chief Executive Officer, Chief Financial Officer and principal accounting officer, and other persons performing similar functions, promptly following the date of such amendment or waiver.

Risk Oversight

Our Board of Directors is responsible for oversight of our risk assessment and management processes. The Board of Directors has delegated to the Compensation Committee basic responsibility for oversight of management’s compensation risk assessment, and has delegated to the Audit Committee tasks related to risk process oversight. In exercising its oversight duties, the Board of Directors receives reports from each committee regarding the committee’s considerations and actions. The Audit Committee’s process includes working with the Company’s Chief Risk Officer and other members of the Company’s enterprise risk management team, meeting periodically with the Chief Risk Officer and other members of management and receiving reports on enterprise risk management, including management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The Audit Committee may also, from time to time, receive updates between meetings from the Chief Risk Officer, the Chief Executive Officer, the Chief Financial Officer and other members of management relating to risk oversight matters.

Director Nomination Process

When selecting nominees for appointment or election to our Board of Directors, our Nominating and Corporate Governance Committee makes such selections pursuant to the following process:

•	identification of director candidates by our Nominating and Corporate Governance Committee based upon suggestions from current directors and senior management, recommendations by stockholders and/or use of a director search firm;

•	review of the candidates’ qualifications by our Nominating and Corporate Governance Committee to determine which candidates best meet our Board of Directors’ required and desired criteria;

•	interviews of interested candidates who best meet these criteria by the chair of the Nominating and Corporate Governance Committee, the chair of our Board of Directors, and/or certain other directors and management;

•	the recommendation by our Nominating and Corporate Governance Committee for inclusion in the slate of directors for the annual meeting of stockholders or for appointment by our Board of Directors to fill a vacancy during the interval between stockholder meetings; and

•	formal nomination by our Board of Directors.

Although our Nominating and Corporate Governance Committee will review each candidate’s qualifications to determine whether such candidate is appropriate for our Board of Directors, candidates need not possess any minimum qualifications or specific qualities or skills. In accordance with its charter, the Nominating and Corporate Governance Committee’s review and assessment of incumbent directors and proposed nominees includes the consideration of a candidate’s skills, business experiences, and background, which may include with respect to any particular incumbent or proposed nominee consideration of one or more of the following criteria:

•	The extent of the director’s/proposed nominee’s educational, business, non-profit or professional acumen and experience;

•	Whether the director/proposed nominee assists in achieving a mix of members on our Board of Directors that represents a diversity of background, perspective and experience;

•	Whether the director/proposed nominee meets the independence requirements of the listing standards of the Nasdaq Stock Market;

•	Whether the director/proposed nominee has the business experience relevant to an understanding of our business;

•	Whether the director/proposed nominee would be considered a “financial expert” or “financially literate” as defined in applicable listing standards or applicable law;

•	Whether the director/proposed nominee, by virtue of particular technical expertise, experience or specialized skill relevant to our current or future business, will add specific value as a Board member; and

•	Whether the director/proposed nominee possesses a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

With respect to existing members of the Board of Directors, our Nominating and Corporate Governance Committee will reassess the qualifications of a director, including the director’s performance on our Board of Directors to date, the director’s current employment, the director’s service on other boards of directors and the director’s independence, prior to recommending a director for reelection to another term. All director-nominees were recommended for election at the Annual Meeting by our Nominating and Corporate Governance Committee, and such recommendations were formally approved by our Board of Directors.

Stockholders who wish to recommend individuals for consideration by our Nominating and Corporate Governance Committee to become nominees for election to our Board of Directors may do so by submitting a written recommendation to our Nominating and Corporate Governance Committee, c/o General Counsel, Grand Canyon Education, Inc., 3300 W. Camelback Road, Phoenix, Arizona 85017. Submissions must be received not less than 120 calendar days in advance of the first anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. For our 2018 Annual Meeting of Stockholders, stockholder nominations must be received by January 4, 2018.

Each submission must set forth: (i) the name and address of the stockholder who intends to make the nomination, or the beneficial owner, if any, on whose behalf the nomination is being made and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the following information regarding the ownership interests of the stockholder and such other beneficial owners, which shall be supplemented in writing by the stockholder not later than ten (10) days after the record date for notice of the meeting to disclose such interests as of such record date: (A) the class and number of shares of the Company that are owned beneficially and of record by the stockholder or any such beneficial owner; (B) any derivative instrument directly or indirectly owned beneficially by such stockholder or any such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company; (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any such beneficial owner has a right to vote any shares of any security of the Company; (D) any short interest in any security of the Company; (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder or any such beneficial owner that are separated or separable from the underlying shares of the Company; (F) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) to which such stockholder or any such beneficial owner is entitled based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household, (iv) a description of all arrangements or understandings between the stockholder or such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and such other beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee was a director or executive officer of such registrant, (vi) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vii) the consent of each nominee to serve as a director of the Company if so elected.

We did not receive any director nominations from stockholders for the Annual Meeting.

Annual Elections and Majority Voting

Our directors are elected annually to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Pursuant to an amendment to our bylaws adopted during 2014, at any meeting of stockholders for the election of one or more directors at which a quorum is present, each director shall be elected by the vote of a majority of the votes cast with respect to the director, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast by the stockholders entitled to vote at the election. For purposes of the foregoing, a majority of the votes cast means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. Under our corporate governance principles and practices, the Board shall nominate for election or re-election as director only candidates who agree to execute, in connection with their nomination, irrevocable resignations that will be effective upon (1) the failure to receive a majority vote in an uncontested election at an annual meeting and (2) the Board’s acceptance of such resignation within ninety (90) days following certification of the stockholder vote. If a director then serving on the Board of Directors does not receive the required majority vote, the director shall tender his or her resignation to the Board. Within ninety (90) days after the date of the certification of the election results, the Nominating and Corporate Governance Committee or other committee that may be designated by the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken, taking into account such factors as it deems relevant. Such factors may include the stated reasons why stockholders voted against such director’s reelection, the qualifications of the director and whether accepting the resignation would cause us to fail to meet any applicable listing standards or would violate state law. Within such ninety (90) day period, the Board will act on the committee’s recommendation and publicly disclose its decision and the rationale behind it.

Compensation Committee Interlocks and Insider Participation

During 2016, Messrs. Johnson and Henry and Ms. Dial served as the members of our Compensation Committee. No executive officer serves, or in the past has served, as a member of the Board of Directors or compensation committee of any entity that has any of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Stockholder Communications with the Board of Directors

Stockholders may communicate with any of our directors, including our lead independent director, the chair of any of the committees of the Board of Directors, or the non-management directors as a group by writing to them c/o Secretary, Grand Canyon Education, Inc., 3300 West Camelback Road, Phoenix, Arizona 85017. Please specify to whom your correspondence should be directed. The Secretary will promptly forward all correspondence to the Board of Directors or any specific director, as indicated in the correspondence, except for junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Secretary may forward certain correspondence, such as product-related or service-related inquiries, elsewhere within the Company for review and possible response.

Stock Ownership Policy

The Board of Directors believes that each outside director and executive officer should develop a meaningful ownership position in the Company. Effective January 26, 2017, the Board of Directors adopted a stock ownership policy which included a stock ownership policy for our executive officers and an updated stock ownership policy for our outside directors. This policy, which is set forth in our Corporate Governance Principles and Practices and available on the Corporate Governance section of the Investor Relations page on our website at www.gcu.edu, establishes the following ownership levels for each category of person covered by the policy:

The following table sets forth the required salary multiples for each category of person subject to the policy:

Covered Person	Required Salary Multiple

President and Chief Executive Officer	5x base salary

All other Named Executive Officers	3x base salary

Outside Directors	3x annual cash retainer (exclusive of any cash retainer payable for service as lead director, chairperson of the Board or any committee thereof)

Under the policy, the following may be used in determining share ownership for purposes of the ownership requirement:

●	Shares owned directly (including shares acquired through open market purchases or acquired and held upon, or subject to, vesting of restricted stock, restricted stock units or performance-based awards, and shares received and held upon exercise of stock option awards);
●	Shares owned jointly with or separately by the director’s spouse;
●	Shares held in trust for the benefit of the Covered Person, or one or more family members of the Covered Person;
●	Shares held in qualified or nonqualified savings, profit-sharing, or deferred compensation accounts;
●	Shares underlying vested but unexercised stock options (based on the excess of the market price of the stock over the exercise price and after deducting any tax withholding obligations); and
●	Shares underlying vested but unexercised warrants.

Each person covered by the policy is expected to achieve the target ownership threshold within five years of the later of (i) January 26, 2017 and (ii) the date such person first becomes subject to the policy. The Compensation Committee will receive periodic reports of the ownership achieved by each covered person. Until such time as the covered person satisfies the share ownership requirement, the achievement level of share ownership will be determined by reference to the average closing stock price of the shares during the fiscal year ended immediately prior to the determination date. Once the share ownership requirement has been satisfied, future declines in share price will not impact the covered person’s compliance with this guideline, as long as the covered person holds the number of shares he or she had at the time he or she achieved the required ownership level. As of December 31, 2016, all persons covered by the policy were in compliance with the stock ownership requirements.

Anti-Hedging/Anti-Pledging Policy

In connection with its initial public offering in 2008, the Company adopted an insider trading policy that includes restrictions and limitations on the ability of the Company’s directors, officers and other employees to engage in transactions involving the hedging and pledging of Company stock. Under the policy, hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and thus to continue to own Company stock without the full risks and rewards of ownership, are prohibited. In addition, the policy addresses the practices of holding Company stock in a margin account, under which the securities may be sold by the broker without the customer’s consent if the customer fails to meet a margin call, and of pledging Company stock as collateral for a loan, in which event the securities may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, directors, officers and other employees of the Company are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. An exception to this prohibition may be granted where a person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person wishing to enter into such an arrangement must first receive pre-approval for the proposed transaction from the Company’s compliance officer in accordance with the pre-approval procedures set forth in the policy.

Clawback Policy

Effective January 26, 2017, the Board of Directors adopted an Incentive Compensation Clawback Policy that authorizes the Company to recover incentive compensation previously paid to its Section 16 officers. The policy provides that, in the event of a restatement of the Company’s financial statements for any fiscal year commencing after December 31, 2015 that is due to the misconduct of any employee, the Board or, if so designated by the Board, the Compensation Committee of the Board, is authorized to take action to recoup all or part of any incentive compensation received by a Section 16 officer of the Company. For purposes of this policy, incentive compensation means any cash compensation paid by or any equity compensation awarded by the Company that is based in whole or in part on the achievement of financial results by the Company, including, but not limited to, any bonus or other performance-based cash or equity arrangement or award, but excluding base salary. The policy defines misconduct as the willful commission of an illegal act, fraud, intentional misconduct or gross recklessness in the performance of a Section 16 officer’s duties and responsibilities, as determined by the Board in its sole discretion. In determining whether to take action to recoup any incentive compensation received by a Section 16 officer of the Company, the Board or, if so designated, the Compensation Committee of the Board, will take into consideration whether the Section 16 officer engaged in the misconduct or was in a position, including in a supervisory role, to have been able to have reasonably prevented the misconduct that caused the restatement.

As directed by the Dodd-Frank Act, the SEC has issued proposed rules which, if adopted in final form, would require issuers to seek recovery from executive officers in certain circumstances involving financial restatements. As of the date of this Proxy Statement, the SEC has not issued final rules implementing this portion of the Dodd-Frank Act. Once the SEC issues final rules regarding the required form of a clawback policy under the Dodd-Frank Act, we expect to amend our Incentive Compensation Clawback Policy accordingly.

Compensation of Directors

We have a compensation program in place for our non-employee directors that utilizes annual retainers and restricted stock grants. New non-employee directors, upon appointment or election to the Board of Directors, receive an award of restricted stock under our equity incentive plan valued at $20,000 on the date of grant, which vests on the one year anniversary of the date of grant, subject to accelerated vesting in the event of a change in control. For serving on the Board of Directors, our non-employee directors also receive an annual retainer of $50,000 in cash and an award of restricted stock under our equity incentive plan valued at $75,000 on the date of grant. The cash portion of the annual retainer is paid quarterly while the restricted stock grants to our non-employee directors are made after our annual meeting of stockholders each year and vest on the earlier of the one year anniversary of the date of grant or immediately prior to the following year’s annual meeting of stockholders, subject to acceleration in the event of a change in control. In addition, our lead independent director receives an additional annual cash retainer of $33,333, each non-employee director receives an additional annual cash retainer for service on a Board committee of $5,000, and each committee chair receives an additional annual cash retainer of $10,000, except for the chair of the Audit Committee, whose additional annual cash retainer for service as chair is $15,000. We reimburse all of our directors for reasonable expenses incurred to attend our Board of Directors and committee meetings.

2016 Director Compensation

The following table provides information regarding the compensation paid to our non-employee directors in 2016:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
David J. Johnson	$103,333	$75,000	$178,333
Brent D. Richardson	50,000	75,000	125,000
Jack A. Henry	75,000	75,000	150,000
Bradley A. Casper	70,000	75,000	145,000
Kevin F. Warren	60,000	75,000	135,000
Sara R. Dial	60,000	75,000	135,000

(1)	The following table provides a breakdown of the cash compensation paid to our non-employee directors in 2016 in respect of their annual retainers for service on the Board of Directors, for service on Board committees, and for services as a Board committee chair or as lead independent director:

Name	Board of Directors Annual Retainer	Board Committee Annual Retainers	Committee Chair Annual Retainer	Total
David J. Johnson(1)	$50,000	$10,000	$ 43,333	$103,333
Brent D. Richardson	50,000	—	—	50,000
Jack A. Henry	50,000	10,000	15,000	75,000
Bradley A. Casper	50,000	10,000	10,000	70,000
Kevin F. Warren	50,000	10,000	—	60,000
Sara R. Dial	50,000	10,000	—	60,000

(1)	The amount for Mr. Johnson includes the additional annual retainer of $33,333 that he received in his capacity as lead independent director.

(2)	As part of their annual retainer, a restricted stock grant valued at $75,000 on the date of grant, comprising 1,793 shares, was made to each of Messrs. Johnson, Richardson, Henry, Casper, Warren and Ms. Dial after our annual meeting of stockholders on June 16, 2016. These shares will vest on the earlier of the one year anniversary of the date of grant or immediately prior to the following year’s annual meeting of stockholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

● What am I voting on?	Stockholders are being asked to elect five directors to serve for a one-year term.

● Voting recommendation:	Our Board of Directors unanimous recommends that you vote “FOR” the election of each director nominee. The Board and the Nominating and Corporate Governance Committee believe that the five director nominees each possess the necessary qualifications, attributes, skills and experiences to provide quality advice and counsel to the Company’s management and effectively oversee the business and the long-term interests of our stockholders.

● Vote required:	The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of each director. Stockholders of the Company are not permitted to cumulate their votes for the election of directors. Abstentions and broker non-votes will have no effect on the results of the election of directors. Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the election of each of the director nominees identified below.

Composition of our Board of Directors

Our bylaws provide that our business will be managed by or under the direction of the Board of Directors. The number of directors constituting our Board of Directors is determined from time to time by our Board of Directors. Currently, our Board of Directors consists of five members. Each nominee for the position of director will be elected at the Annual Meeting to hold office until the next annual meeting of stockholders or the director’s earlier resignation or removal. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors has nominated the five persons named below for election as directors. Proxies solicited by our Board of Directors will, unless otherwise directed, be voted to elect the five nominees named below to constitute the entire Board of Directors.

Directors and Director Nominees

All of the nominees named below are currently serving on the Board of Directors. Each nominee has indicated a willingness to serve as a director for the ensuing year, but in case any nominee is not a candidate at the meeting for any reason, the proxies named in the enclosed proxy form may vote for a substitute nominee recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors.

The following table sets forth certain information regarding each director nominee:

Name	Age	Position	Committee Membership/Role
Brian E. Mueller	63	Chairman, Chief Executive Officer, and President of Grand Canyon University	None

Sara R. Dial	53	Director	Nominating and Corporate Governance (chair) Compensation Lead Independent Director
Jack A. Henry	73	Director	Audit (chair) Compensation
Kevin F. Warren	53	Director	Compensation (chair) Nominating and Corporate Governance Audit
David J. Johnson	70	Director	Compensation Nominating and Corporate Governance

Brian E. Mueller has been serving as our Chief Executive Officer since July 1, 2008, as a director since March 2009, as the President of Grand Canyon University since September 1, 2012, and as the Chairman of our Board since January 2017. Mr. Mueller has been serving as the President of the Grand Canyon University Foundation, a foundation formed to benefit public charities, since its formation in 2010 and as the President of GCU Community Fund, an entity formed to provide seed funding for entrepreneurial ventures initiated by Grand Canyon University students, since its formation in 2014. From 1987 to 2008, Mr. Mueller was employed by Apollo Education Group, Inc., a for-profit, postsecondary education company and the parent company of the University of Phoenix, serving between January 2006 and June 2008 as its President and a Director. Mr. Mueller previously served as the Chief Operating Officer of Apollo Education Group, Inc. from December 2005 to January 2006, as Chief Executive Officer of the University of Phoenix Online, a unit of the University of Phoenix, from March 2002 to November 2005, and as Chief Operating Officer and Senior Vice President of the University of Phoenix Online from May 1997 to March 2002. From 1987 to May 1997, Mr. Mueller held several positions in operations management for Apollo Education Group, Inc. From 1983 to 1987, Mr. Mueller was a professor at Concordia University. Mr. Mueller received a Bachelor of Arts degree in Education and a Master of Arts in Education degree from Concordia University. We believe that Mr. Mueller’s past experience working for both universities focused on traditional students and working adults, as well as his day to day leadership and intimate knowledge of our business and operations, provide the Board of Directors with both industry-wide and Company-specific experience and expertise.

Sara R. Dial has been serving as a member of our Board of Directors since March 2013, and as the lead independent director since January 2017. Ms. Dial has served as President and Chief Executive Officer of Sara Dial & Associates, an economic development consulting firm specializing in site selection and government relations since 1996. She has led high profile economic development initiatives in Arizona including the creation and implementation of an urban revitalization model, the “Discovery Triangle” and the restructuring of Arizona’s statewide economic development organization under Governor Brewer, resulting in the creation of the agency now known as the Arizona Commerce Authority. From 2002 through 2003, Ms. Dial also served as the Chief Executive of Social Venture Partners Arizona, a philanthropic foundation using a venture capital approach to giving. In 2004, Ms. Dial was elected as Chairman of the Board of Social Venture Partners Arizona. From 1993 to 1996, Ms. Dial served as the director of the Arizona Department of Commerce, having previously served as the finance director from 1991 to 1993. Prior to her work in the public sector, Ms. Dial worked in the investment banking industry at Rauscher Pierces Refsnes, Boettcher and Company and Kemper Securities Group, focusing on municipal finance. Currently, Ms. Dial is a director for Mobile Mini, Inc., a publicly traded provider of portable storage solutions, and she also sits on the local advisory board of BBVA Compass Bank. Ms. Dial was previously a member of the board of trustees at Seattle Pacific University. Ms. Dial is a graduate of Stanford University with a Bachelor of Arts degree in international relations. We believe Ms. Dial’s extensive experience with government, higher education and economic development provides a tremendous resource to our Board of Directors and management team, particularly in the areas of government relations, finance and corporate governance.

Jack A. Henry has been serving as a member of our Board of Directors since November 2008. Since 2000, Mr. Henry has served as the Managing Director of Sierra Blanca Ventures, LLC, a private investment and advisory firm. From 1966 to 2000, Mr. Henry worked as a certified public accountant for Arthur Andersen, a national accounting firm, retiring in 2000 as the Managing Partner of the Phoenix, Arizona office. Mr. Henry currently serves on the board of directors and as chair of the audit committee of TPI Composites, Inc., a manufacturer of composite wind blades, on the boards of directors and audit committees of several private companies, and as President of the Arizona Chapter of the National Association of Corporate Directors. Mr. Henry received a Bachelor of Business Administration degree and a Master of Business Administration degree from the University of Michigan. We believe that Mr. Henry’s extensive experience with public and financial accounting matters for corporate organizations, as well as experience as a consultant to and director of other public companies, provide significant insight and expertise to our Board of Directors.

Kevin F. Warren has been serving as a member of our Board of Directors since September 2012. Mr. Warren has served as a senior officer for the Minnesota Vikings, a National Football League franchise, since 2005 and currently serves as the club’s Chief Operating Officer, with responsibility for the day-to-day business operations. Prior to joining the Vikings, from 2003 to 2005, Mr. Warren worked with the international law firm of Greenberg Traurig, which included working with the Wilf ownership group during its acquisition of the Vikings. From 2001 to 2003, Mr. Warren served as Senior Vice President of Business Operations & General Counsel for the Detroit Lions. Prior to that time, Mr. Warren worked with the St. Louis Rams, as Vice President of Football Administration in 2001 and as Vice President of Player Development & Football Legal Counsel from 1997 to 2000. Mr. Warren earned his bachelor’s degree in business administration from Grand Canyon University and, in March 2012, was inducted into the Grand Canyon University Athletics Hall of Fame. Mr. Warren earned his master’s degree in business administration from Arizona State University, and his Juris Doctorate degree from the University of Notre Dame School of Law. We believe Mr. Warren’s extensive experience with legal, financial and marketing matters provides a tremendous resource to our Board of Directors and management team, particularly in the areas of operations, finance and corporate governance.

David J. Johnson has been serving as a member of our Board of Directors since November 2008. From 1997 to 2006, Mr. Johnson served as Chief Executive Officer and Chairman of the Board of Directors of KinderCare Learning Centers, Inc., a for-profit provider of early childhood education and care services, and from 1991 to 1996, he served as President, Chief Executive Officer, and Chairman of the Board of Directors of Red Lion Hotels Corporation, a hotel company, each of which were portfolio companies of Kohlberg Kravis Roberts & Co. Prior to that time, Mr. Johnson served as a general partner of Hellman & Friedman, a private equity investment firm, from 1989 to 1991, as President, Chief Operating Officer and Director of Dillingham Holdings, a diversified company, from 1986 to 1988, and as President and Chief Executive Officer of Cal Gas Corporation, a principal subsidiary of Dillingham Holdings, which was also a portfolio company of Kohlberg Kravis Roberts & Co., from 1984 to 1987. Mr. Johnson currently serves as a director of Red Lion Hotels Corporation, a hospitality company. Mr. Johnson received a Bachelor of Arts degree from the University of Oregon and a Master of Business Administration degree from the University of Southern California. We believe that Mr. Johnson’s extensive experience as a chief executive officer of other companies provides a tremendous resource to our Board of Directors and management team, particularly in the areas of operations, finance, and corporate governance.

Our Board of Directors unanimously recommends that the stockholders vote FOR the election of each of the five nominees listed above to constitute our Board of Directors.

PROPOSAL NO. 2

APPROVAL OF THE ADOPTION OF THE 2017 EQUITY INCENTIVE PLAN

● What am I voting on?

Stockholders are being asked to approve the adoption of our 2017 Equity Incentive Plan (including, without limitation, certain material terms of the 2017 Plan for purposes of Section 162(m) of the Internal Revenue Code, as amended).

● Voting recommendation:	Our Board of Directors unanimously recommends that you vote “FOR” approval of the adoption of our 2017 Equity Incentive Plan (including, without limitation, certain material terms of the 2017 Plan for purposes of Section 162(m) of the Internal Revenue Code, as amended).

● Vote required:	The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal, while abstentions will have the effect of a vote against this proposal.

At the Annual Meeting, stockholders will be asked to approve the Grand Canyon Education, Inc. 2017 Equity Incentive Plan (the “2017 Plan”). The Board of Directors adopted the 2017 Plan on January 26, 2017, subject to and effective upon its approval by our stockholders. The 2017 Plan is intended to replace our 2008 Equity Incentive Plan (the “Predecessor Plan”), which would otherwise terminate automatically on the tenth anniversary of its initial adoption in May 2008. If the stockholders approve the 2017 Plan, it will become effective on the day of the Annual Meeting, and no further awards will be granted under the Predecessor Plan, which will be terminated.

Equity Incentive Plan

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board of Directors regards as essential in addressing these human resource challenges is a competitive equity incentive program. Our employee equity incentive program provides a range of incentive tools and sufficient flexibility to permit the Board’s Compensation Committee to implement the program in ways that will make the most effective use of the shares our stockholders authorize for incentive purposes. We intend to use these incentives to attract new key employees and to continue to retain existing key employees, directors and other service providers for the long-term benefit of the Company and its stockholders. If the stockholders do not approve the 2017 Plan, we will be unable to continue our employee stock incentive program after May 12, 2018.

Requested Share Authorization

The 2017 Plan authorizes the Compensation Committee to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards and cash-based awards. Under the 2017 Plan, we will be authorized to issue up to 2,000,000 shares, increased by not more than 1,000,000 shares comprised of:

●	the number of shares subject to any option or other award outstanding under the Predecessor Plan that expires or is forfeited for any reason after the Annual Meeting;

●	the number of unvested shares acquired under the Predecessor Plan that are forfeited and reacquired by the Company after the Annual Meeting for an amount not greater than their holder’s purchase price; and

●	the number of shares withheld or reacquired by the Company after the Annual Meeting in satisfaction of the Company’s tax withholding obligations pursuant to an award, other than an option or stock appreciation right, granted under the Predecessor Plan.

As of March 31, 2017, options were outstanding under the Predecessor Plan for a total of 1,028,644 shares of our common stock with a weighted average exercise price of $15.84 per share and weighted average expected remaining term of approximately 2.95 years, and a total of 807,295 shares remained subject to unvested awards of restricted stock and restricted stock units outstanding under the Predecessor Plan. The Predecessor Plan will be terminated upon stockholder approval of the 2017 Plan.

Grant Practices under the Predecessor Plan

Common measures of a stock plan’s cost include burn rate (as calculated by Institutional Shareholder Services, Inc.), equity run rate, dilution and overhang. The burn rate refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Dilution measures the degree to which stockholder ownership has been diluted by stock-based compensation awarded under stock plans, while overhang measures the number of shares that may be awarded under stock plans in the future relative to a company’s outstanding shares.

The following table shows how our key equity metrics have changed over the past three years:

Key Equity Metrics	2014	2015	2016
Burn Rate	1.74%	1.76%	1.49%
Dilution	7.46%	6.99%	4.76%
Overhang	19.39%	18.49%	15.78%

*	The Company did not grant any stock options during the three-year period in the table.

(1)	Burn rate is calculated by dividing (a) the gross number of shares subject to equity awards granted during the year multiplied by the applicable multiplier for full value awards, by (b) the weighted-average number of shares outstanding during the year.

(2)	Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

(3)	Overhang is calculated by dividing (a) the sum of (i) the number of shares subject to equity awards outstanding at the end of the fiscal year and (ii) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the fiscal year.

In operating our Predecessor Plan, the Compensation Committee has monitored and managed its burn rate and dilution to reasonable levels. Our average annual burn rate for the three years ended December 31, 2016 was 1.66%, which is well under the mean for our industry of 2.47%, and well less than half of the 4.02% 2017 burn rate cap for our industry, each as established by Institutional Shareholder Services Inc. It is also important to note that the maximum aggregate number of shares we are requesting our stockholders to authorize under the 2017 Plan (3,000,000) is substantially less than the number of shares that remained available for grant under the Predecessor Plan as of December 31, 2016 (5,242,057) and would represent about 6.37% of the number of shares of our common stock outstanding on December 31, 2016, determined on a fully diluted basis.

Factors Considered by Board

Our Board of Directors considered a number of factors in determining the appropriate size of the 2017 Plan share authorization:

●	The Company’s use of restricted stock, and not options, in its equity incentive grants over the past five years and its intention to continue to use restricted stock in the future;

●	The Company’s historical grant practices, including the Company’s average annual burn rate over the past three years, as detailed above, in relation to the Company’s expected future annual burn rate; and

●	The desire to authorize a number of shares sufficient to provide for a reasonable incentive program for the next three to five years.

Because the 2017 Plan has a ten year term, the Board expects that the stockholders will have future opportunities to reconsider the 2017 Plan.

Key Features of 2017 Plan

Key features of the 2017 Plan of particular interest to our stockholders reflect the following best practices:

●	The 2017 Plan prohibits the repricing of stock options and stock appreciation rights without the approval of our stockholders.

●	No discount from fair market value is permitted in setting the exercise price of stock options and stock appreciation rights.

●	The 2017 Plan generally provides for gross share counting. The number of shares remaining available for grant under the 2017 Plan is reduced by the gross number of shares subject to options and stock appreciation rights settled on a net basis.

●	Any shares of our common stock we repurchase in the open market with option exercise proceeds will not increase the maximum number of shares that may be issued under the 2017 Plan.

●	The number of shares for which awards may be granted to any nonemployee member of our Board of Directors in a fiscal year is limited.

●	The 2017 Plan requires each award to have a minimum vesting period of one year, except for 5% of the authorized shares.

●	The 2017 Plan does not contain a “liberal” change in control definition (e.g., mergers require actual consummation).

●	Performance awards require the achievement of pre-established goals. The 2017 Plan establishes a list of measures of business and financial performance from which the Compensation Committee may construct predetermined performance goals that must be met for an award to vest.

●	The 2017 Plan has a fixed term of ten years.

In addition, our Board of Directors has adopted director and officer stock ownership guidelines and an incentive based compensation recoupment policy that applies to awards granted under the 2017 Plan. See the description of these policies in “Compensation Discussion and Analysis.”

The 2017 Plan is designed to preserve the Company’s ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain types of awards. Section 162(m) of the Internal Revenue Code (the “Code”) would generally limit us from taking a corporate tax deduction for annual compensation exceeding $1 million paid to any of our “covered employees,” consisting of the chief executive officer and any of the three other most highly compensated officers other than the chief financial officer. However, qualified performance-based compensation is excluded from this limit. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance shares, performance units and certain other stock-based awards and cash-based awards granted under the 2017 Plan to qualify as “performance-based” within the meaning of Section 162(m), the stockholders are being asked to approve certain material terms of the 2017 Plan. By approving the 2017 Plan, the stockholders will be specifically approving, among other things:

●	the eligibility requirements for participation in the 2017 Plan;

●	the maximum numbers of shares for which stock-based awards intended to qualify as performance-based may be granted to an employee in any fiscal year;

●	the maximum dollar amount that a participant may receive under a cash-based award intended to qualify as performance-based for each fiscal year contained in the performance period; and

●	the performance measures that may be used by the Compensation Committee to establish the performance goals applicable to the grant or vesting of awards of restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards that are intended to result in qualified performance-based compensation.

While we believe that compensation provided by such awards under the 2017 Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards may not qualify as performance-based. Further, the Compensation Committee will retain the discretion to grant awards to covered employees that are not intended to qualify for deduction in full under Section 162(m).

The Board of Directors believes that the 2017 Plan will serve a critical role in attracting and retaining the high caliber employees, directors, and consultants essential to our success and in motivating these individuals to strive to meet our goals. Therefore, the Board urges you to vote to approve the adoption of the 2017 Plan.

Summary of the 2017 Plan

The following summary of the 2017 Plan is qualified in its entirety by the specific language of the 2017 Plan, a copy of which is attached to this proxy statement as Appendix A.

General.  The purpose of the 2017 Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, directors and consultants and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards.

Authorized Shares.  The maximum aggregate number of shares authorized for issuance under the 2017 Plan is the sum of 2,000,000 shares plus up to 1,000,000 additional shares that are subject to options and other awards currently outstanding under the Predecessor Plan or were acquired pursuant to awards granted under the Predecessor Plan and remain unvested, to the extent that after the Annual Meeting such awards expire or are forfeited for any reason or such unvested shares are forfeited and reacquired by the Company for not more than their holder’s purchase price.

As of March 31, 2017, 5,215,035 shares remained available for grant under the Predecessor Plan. If the stockholders approve adoption of the 2017 Plan, the Board of Directors will immediately terminate the Predecessor Plan, and any of these shares that are not then subject to outstanding awards will cease to be available for grant. As of March 31, 2017, 1,835,939 shares remained subject to unexercised options and other unvested awards subject to potential forfeiture under the Predecessor Plan.

Share Counting.  Each share made subject to an award will reduce the number of shares remaining available for grant under the 2017 Plan by one share. If any award granted under the 2017 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2017 Plan. Shares will not be treated as having been issued under the 2017 Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or that are tendered in payment of the exercise price of an option will not be made available for new awards under the 2017 Plan. Shares purchased in the open market with option exercise proceeds will not increase the maximum number of shares that may be issued under the 2017 Plan. Shares withheld or reacquired by the Company in satisfaction of a tax withholding obligation in connection with the vesting or settlement of any full value award will not again be available for the future grant of awards. Upon the exercise of a stock appreciation right or net-exercise of an option, the number of shares available under the 2017 Plan will be reduced by the gross number of shares for which the award is exercised.

Adjustments for Capital Structure Changes.  Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2017 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Compensation Committee also has the discretion under the 2017 Plan to adjust other terms of outstanding awards as it deems appropriate.

Nonemployee Director Award Limits.  A nonemployee director may not be granted awards under the 2017 Plan in any fiscal year for more than the number of shares determined by dividing $200,000 by the fair market value of a share of our common stock on the last trading day immediately preceding the applicable grant date.

Other Award Limits.  To enable compensation provided in connection with certain types of awards intended by the Compensation Committee to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2017 Plan establishes a limit on the maximum aggregate number of shares or dollar value for which such awards may be granted to an employee in any fiscal year, as follows:

●	No more than 2,000,000 shares under stock-based awards.

●	No more than $5,000,000 for each full fiscal year contained in the performance period under cash-based awards.

In addition, to comply with applicable tax rules, the 2017 Plan also limits to 3,000,000 the number of shares that may be issued upon the exercise of incentive stock options granted under the 2017 Plan.

Administration.  The 2017 Plan generally will be administered by the Compensation Committee of the Board of Directors, although the Board of Directors retains the right to appoint another of its committees to administer the 2017 Plan or to administer the 2017 Plan directly. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration of the 2017 Plan must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the 2017 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m) or otherwise provided by the 2017 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award.

The 2017 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2017 Plan. All awards granted under the 2017 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2017 Plan. The Committee will interpret the 2017 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2017 Plan or any award.

Prohibition of Option and SAR Repricing.  The 2017 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

Minimum Vesting.  No more than 5% of the aggregate number of shares authorized under the 2017 Plan may be issued pursuant to awards that provide for service-based vesting over a period of less than one year or performance-based vesting over a performance period of less than one year.

Eligibility.  Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 31, 2017, we had approximately 4,000 employees, including the five named executive officers, and four non-employee directors who would be eligible under the 2017 Plan.

Stock Options.  The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. On March 31, 2017, the closing price of our common stock as reported on the NASDAQ Global Select Market was $71.61 per share.

The 2017 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2017 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date.

Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, an option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification.

Stock Appreciation Rights.  The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2017 Plan is ten years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Restricted Stock Awards.  The Committee may grant restricted stock awards under the 2017 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be made subject to such restrictions. The Company may require repayment of dividends received in cash with respect to unvested shares subsequently forfeited upon the participant’s termination of service.

Restricted Stock Units.  The Committee may grant restricted stock units under the 2017 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Restricted stock units may not be transferred by the participant. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive cash or additional restricted stock units whose value is equal to any cash dividends the Company pays. Dividend equivalent rights may be made subject to the same vesting conditions and settlement terms as the original award. However, if dividend equivalents are paid in cash with respect to unvested restricted stock units and those units are subsequently forfeited upon the participant’s termination of service, the Company may require repayment of the cash dividend equivalents applicable to the forfeited units.

Performance Awards.  The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination of these.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; adjusted pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return, employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project and completion of a joint venture or other corporate transaction.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, if applicable, or other methodology established by the Committee, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any unusual or infrequently occurring event or transaction occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on the Company’s common stock to the extent that the performance shares become vested. The Committee may provide for performance award payments in lump sums or installments.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of days of the participant’s service during the performance period. The Committee may provide similar treatment for a participant whose service is involuntarily terminated. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2017 Plan provides that the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Cash-Based Awards and Other Stock-Based Awards.  The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The Committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.

Change in Control.  Unless otherwise defined in a participant’s award or other agreement with the Company, the 2017 Plan provides that a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the 2017 Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards which are not assumed or continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control.

Subject to the restrictions of Section 409A of the Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines. The vesting of all awards held by non-employee directors will be accelerated in full upon a Change in Control.

The 2017 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise or purchase price per share, if any, under the award.

Awards Subject to Section 409A of the Code.  Certain awards granted under the 2017 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, which provides rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2017 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2017 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.

Amendment, Suspension or Termination.  The 2017 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2017 Plan following the tenth anniversary of the 2017 Plan’s effective date, which will be the date on which it is approved by the stockholders. The Committee may amend, suspend or terminate the 2017 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2017 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law or the rules of any stock exchange on which the Company’s shares are then listed. No amendment, suspension or termination of the 2017 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2017 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.  A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options.  Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.  A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock.  A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards.  A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New 2017 Plan Benefits

No awards will be granted under the 2017 Plan prior to its approval by the stockholders of the Company. All awards will be granted at the discretion of the Committee, and, accordingly, are not yet determinable.

Required Vote and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

The Board believes that the proposed adoption of the 2017 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

Our Board of Directors unanimously recommends that the stockholders vote FOR approval of the adoption of the 2017 Plan (including, without limitation, certain material terms of such plan for purposes of the Section 162(m) of the Internal Revenue Code of 1986, as amended).

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

● What am I voting on?

Stockholders are being asked to approve, on an advisory basis, the compensation of the named executive officers as described in the Compensation Discussion and Analysis section beginning on page 33 and the related tables section beginning on page 45.

● Voting recommendation:

Our Board of Directors unanimously recommends that you vote “FOR” the advisory vote to approve the compensation of our named executive officers. The Compensation Committee takes very seriously its role in the governance of the Company’s compensation programs and will take into account the outcome of the advisory vote when considering future executive compensation decisions.

● Vote required:

The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal, while abstentions will have the effect of a vote against this proposal.

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, enacted in 2010, requires that companies provide their stockholders with the opportunity to vote, on an advisory basis, whether to approve the compensation of companies’ named executive officers, commonly referred to as a “Say-on-Pay” vote, at least once every three years. In a vote held at our 2011 Annual Meeting, our stockholders voted in favor of holding Say-On-Pay votes annually. In light of this result and other factors considered by the Board, the Board has determined that the Company will hold Say-On-Pay votes on an annual basis.

The Say-on-Pay vote is a non-binding advisory vote on the compensation of our named executive officers as described in the Compensation Discussion and Analysis section, including the tabular disclosure and accompanying narrative disclosure regarding such compensation, set forth in this proxy statement. It is not a vote to approve our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management. Please read the Compensation Discussion and Analysis section starting on page 33 of this proxy statement for a detailed discussion about our executive compensation programs, including information about the fiscal year 2016 compensation of our named executive officers.

The objectives of our compensation program are to attract, motivate, retain, and reward our executive officers by relating compensation to performance and making our compensation package competitive and cost-effective. We pay our executive officers based on business performance and individual performance, and, in setting compensation levels, we take into consideration our past practices, our current and anticipated future needs, and the relative skills and experience of each individual executive officer. The Compensation Discussion and Analysis section starting on page 33 of this proxy statement provides a more detailed discussion of our executive compensation program. We believe that the compensation program we follow helps us achieve our principal compensation objectives.

The vote solicited by this Proposal No. 3 is advisory, and therefore is not binding on us, our Board of Directors or our Compensation Committee, nor will its outcome require us, our Board of Directors or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by us or our Board of Directors. Furthermore, because this non-binding, advisory vote primarily relates to the compensation of our named executive officers that we have already paid or are otherwise contractually committed to pay, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate for us to take in the future to address those concerns. In 2016, our Say-on-Pay proposal received the support of 95.0% of the shares voted, which we believe indicates strong support for our compensation program and practices. Nevertheless, we will continue to solicit feedback, engage with our investors, and evaluate the effectiveness of our pay practices in aligning management and stockholder interests.

Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 3:

“RESOLVED, that the stockholders of Grand Canyon Education, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2017 Annual Meeting of Stockholders.”

Our Board of Directors unanimously recommends that you vote FOR the resolution approving the compensation of our named executive officers as disclosed in this proxy statement.

EXECUTIVE OFFICERS

The following sets forth information regarding our non-director executive officers as of the date of this proxy statement. For information regarding Brian E. Mueller, our Chairman and our Chief Executive Officer and President of Grand Canyon University, see “Proposal No. 1 — Election of Directors — Directors and Director Nominees.”

Name	Age	Position
Dr. W. Stan Meyer	56	Chief Operating Officer
Daniel E. Bachus	46	Chief Financial Officer
Joseph N. Mildenhall	63	Chief Information Officer
Brian M. Roberts	44	Senior Vice President, General Counsel and Secretary

Dr. W. Stan Meyer has been serving as our Chief Operating Officer since July 26, 2012, having previously served in the position of Executive Vice President from June 2008 to July 2012. Dr. Meyer has been serving as a Director of the Grand Canyon University Foundation, a foundation formed to benefit public charities, since its formation in 2010 and as a director of GCU Community Fund, an entity formed to provide seed funding for entrepreneurial ventures initiated by Grand Canyon University students, since its formation in 2014. From August 2002 to June 2008, Dr. Meyer was employed by Apollo Education Group, Inc., a for-profit, postsecondary education company and the parent company of the University of Phoenix, serving between June 2006 to June 2008 as its executive vice president of marketing and enrollment. Dr. Meyer previously served as a regional vice president of the University of Phoenix Online, a unit of the University of Phoenix, and division director of Axia College and of the School of Advanced Studies, also units of the University of Phoenix. From 1983 to 2002, Dr. Meyer held several positions with the Concordia University system, including director of operations for Concordia University’s education network. Dr. Meyer received a Bachelor of Arts in Communications degree from Concordia University and a Master of Business Administration degree and a Doctor of Education in Institutional Management degree from Pepperdine University.

Daniel E. Bachus has been serving as our Chief Financial Officer since July 1, 2008. Mr. Bachus has been serving as a Director of the Grand Canyon University Foundation since its formation in 2010 and as a director of GCU Community Fund, an entity formed to provide seed funding for entrepreneurial ventures initiated by Grand Canyon University students, since its formation in 2014. From January 2007 until June 2008, Mr. Bachus served as chief financial officer for Loreto Bay Company, a real estate developer. From 2000 to 2006, Mr. Bachus served as the chief accounting officer and controller of Apollo Education Group, Inc., a for-profit, postsecondary education company and the parent company of the University of Phoenix. From 1992 to 2000, Mr. Bachus was employed by Deloitte & Touche LLP, most recently as an audit senior manager. Mr. Bachus received a Bachelor of Science degree in Accountancy from the University of Arizona and a Master of Business Administration degree from the University of Phoenix. Mr. Bachus is also a certified public accountant.

Joseph N. Mildenhall has been serving as our Chief Information Officer since September 2009. From 1998 to September 2009, Mr. Mildenhall was employed by Apollo Education Group, Inc., a for-profit, postsecondary education company and the parent company of the University of Phoenix, serving between June 2006 and September 2009 as its chief information officer. From 1998 to 2006, Mr. Mildenhall directed the design, development and deployment of the University of Phoenix online education environment and the student and faculty Internet portal supporting the rapid growth of the online campus beginning in 1998. From 1979 to 1988, Mr. Mildenhall held increasingly responsible roles in software development at J&K Computer Systems, eventually becoming vice president and co-owner. When J&K Computer Systems was acquired by National Computer Systems, Mr. Mildenhall continued in senior software development and technology leadership roles through 1998. Mr. Mildenhall holds a Bachelor of Science degree in Accounting from Brigham Young University and a Master of Business Administration from the University of Phoenix.

Brian M. Roberts has been serving as our Senior Vice President and General Counsel since May 2012 and as our Secretary since July 2012. Mr. Roberts has been serving as a director of GCU Community Fund, an entity formed to provide seed funding for entrepreneurial ventures initiated by Grand Canyon University students, since its formation in 2014. From August 2003 to May 2012, Mr. Roberts was employed by iGo, Inc., a publicly traded developer of electronics accessories, including serving as general counsel and secretary in charge of all legal functions since May 2005. From September 1998 to August 2003, Mr. Roberts was an attorney with the law firm of Snell & Wilmer L.L.P. Mr. Roberts received a Bachelor of Science degree in Business Administration and a Juris Doctorate from the University of Kansas.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis should be read in conjunction with “Compensation of Named Executive Officers” and the related tables that follow.

Executive Summary

We are a comprehensive regionally accredited university that offers over 200 graduate and undergraduate degree programs and certificates across nine colleges both online and on ground at our over 260 acre campus in Phoenix, Arizona, at leased facilities and at facilities owned by third party employers of our students. We are committed to providing an academically rigorous educational experience with a focus on professionally relevant programs that meet the objectives of our students. Our undergraduate programs are designed to be innovative and meet the future needs of employers, while providing students with the needed critical thinking and effective communication skills developed through a Christian-oriented, liberal arts foundation. We offer master’s and doctoral degrees in contemporary fields that are designed to provide students with the capacity for transformational leadership in their chosen industry, emphasizing the immediate relevance of theory, application, and evaluation to promote personal and organizational change. We believe the growing brand of the University and the value proposition for both traditional aged students attending on our campus in Phoenix, Arizona and working adult students attending on our campus or at off-site locations in cohorts (referred to by us as professional studies students) or online has enabled us to increase enrollment to approximately 81,900 students at December 31, 2016. At December 31, 2016, 78.9% of our students were enrolled in our online programs, and, of our working adult students (online and professional studies students), 49.5% were pursuing master’s or doctoral degrees.

We define working adults as students age 25 or older who are pursuing a degree while employed. As of December 31, 2016, 86.5% of our online and professional studies students were age 25 or older. We believe that working adults are attracted to the convenience and flexibility of our online programs because they can study and interact with faculty and classmates during times that suit their schedules. We also believe that working adults, particularly those who have some college experience, represent an attractive student population because they are better able to more readily recognize the benefits of a postsecondary degree, have higher persistence and completion rates than other students, and to finance their education generally.

In 2016, we continued to increase the number of students in attendance at our expanding traditional ground campus. We attribute the significant growth in our enrollment to our increasing brand recognition and the value proposition that our ground traditional campus affords to traditional-aged students and their parents. After scholarships, our ground traditional students pay for tuition, room, board, and fees, often half to a third of what it costs to attend a private, traditional university in another state and an amount comparable to what it costs to attend a public university. We plan to continue increasing enrollment growth for our traditional campus over the next few years, and seek to have over 19,000 traditional ground students in attendance at the beginning of our 2017-2018 academic year. In November 2012, we accepted an invitation to become a member of the Division I Western Athletic Conference beginning with the 2013-2014 academic year, and in 2013 we began the four-year process to reclassify our NCAA membership from Division II to Division I. During the reclassification process we are considered a Division I university and are playing full conference schedules but are ineligible to compete for national championships which, for example, precludes us from playing in the end-of-year NCAA basketball tournament during that period of time.

We have continued to experience growth in enrollment, net revenue, and operating income over the last several years. Our enrollment at December 31, 2016 was approximately 81,900, representing an increase of approximately 9.9% over our enrollment at December 31, 2015. We seek to achieve continued growth in a manner that reinforces our reputation for providing academically rigorous, professionally relevant educational programs that advance the educations and careers of our students.

2016 Financial Results.  Our senior management guided our Company during 2016 to produce positive financial results. For the year ended December 31, 2016:

●	Net revenue increased 12.2% to $873.3 million for the year ended December 31, 2016, compared to $778.2 million for the same period in 2015.

●	End of period enrollment increased 9.9% to 81,908 at December 31, 2016, from 74, 506 at December 31, 2015, as ground enrollment increased 13.6% to 17,262 at December 31, 2016, from 15,195 at December 31, 2015 and online enrollment increased 9.0% to 64,646 at December 31, 2016, from 59,311 at December 31, 2015.

●	Operating income for the year ended December 31, 2016 was $237.2 million, an increase of 12.8% as compared to $210.4 million for the same period in 2015. The operating margin for the year ended December 31, 2016 was 27.2%, compared to 27.0% for the same period in 2015.

●	The tax rate for both year ended December 31, 2016 and 2015 was 37.1%.

●	Net income increased 13.0% to $148.5 million for the year ended December 31, 2016, compared to $131.4 million for the same period in 2015.

●	Diluted net income per share was $3.15 for the year ended December 31, 2016, compared to $2.78 for the same period in 2015.

●	Adjusted EBITDA increased 14.7% to $304.1 million for the year ended December 31, 2016, compared to $265.0 million for the same period in 2015.

For a discussion of the manner in which we compute our Adjusted EBITDA and to view a table setting forth a reconciliation of our Adjusted EBITDA to our net income (as determined in accordance with U.S. generally accepted accounting principles), please see Item 6, Selected Consolidated Financial and Other Data, beginning on page 39 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission on February 16, 2017.

Other 2016 Developments.  We also had positive non-financial developments in 2016, including:

●	Continued Program Expansion. In the Fall of 2014, the University launched the College of Science, Engineering and Technology, rolling out programs in computer science and information technology. In the Fall of 2015, three engineering programs, Electrical Engineering, Bio-medical Engineering and Mechanical Engineering began. In total, the University now offers over 200 graduate and undergraduate degree programs and certificates across nine colleges with over 33 new programs or emphases rolled out in 2016 and another 34 planned for 2017.

●	Capital Expenditures. Our capital expenditures in 2016 of $178.3 million were primarily related to the expansion of our over 260 acre physical campus in Phoenix, Arizona and significant investments in technology innovation to support our students and staff. In order to accommodate the continued growth of the traditional ground population, the University completed three more apartment style residence halls, a 170,000 square foot classroom building for its College of Science, Engineering and Technology, a student service center and a fourth parking structure. Included in off-site development during 2016 is $60.7 million primarily related to an off-site student services center and parking garage that is in close proximity to our ground traditional campus. Employees that work in two leased office buildings in the Phoenix area were consolidated into this new building in late 2016.

Community Involvement and the Public Good.  The University has embarked on a five-point plan to revitalize its West Phoenix neighborhood through the following initiatives. We believe these initiatives reflect well on the University and its employees, make the University more appealing to students and prospective students, help us develop strong working relationships with local government bodies, and continue to build the Grand Canyon University brand.

●	Significant support for K-12 education. We have expanded our free tutoring/mentoring program to 25 Phoenix-area high schools. This program, which is served by over 1,200 University students, operates in partnership with Phoenix-area businesses to provide 100 full-tuition scholarships to attend Grand Canyon University each year for students from inner-city schools.

●	Increased home values. Together with Habitat for Humanity, we participated in the largest home renovation project in the country in the West Phoenix area. These efforts, combined with the University’s expanded presence in the community, has resulted in a 30 percent increase in home values in the 85017 zip code in the past year.

●	Improved safety. We are in the fourth year of a $1.0 million partnership with City of Phoenix Police Department that focuses on improving safety and reducing crime in the communities surrounding our campus. Since the initiation of this program, crime has decreased by 30 percent in the two-mile radius surrounding the University.

●	Job creation on the campus. We have tripled the number of our full-time employees from 1,219 in 2008 to nearly 4,000 by the end of 2016.

●	Job creation off campus. We are launching ten new business enterprises that will provide management opportunities for recent graduates and employment opportunities for current students and neighborhood residents, while spurring economic growth in the area.

The University is also involved in countless community events and projects throughout the year, helping organizations such as the Phoenix Dream Center, Feed My Starving Children, Hopefest, Arizona Foster Care, Phoenix Rescue Mission, Boy/Girl Scouts, Goodwill Arizona, St. Vincent de Paul, Young Life, Elevate Phoenix and St. Mary’s Food Bank. The University also puts on popular gift drives at Christmas and Easter to help brighten those seasons for many underprivileged families. Our faculty, staff and students also go out into our surrounding neighborhoods to participate in University-sponsored programs such as Serve the City, Canyon Kids, Salute Our Troops, Colter Commons senior home visits and the Run to Fight Children’s Cancer.

Stockholder Approval of Executive Compensation.  We have held stockholder advisory votes on the compensation of our named executive officers, commonly referred to as a Say-on-Pay vote, at each of our past five annual meetings of stockholders and, in each case, our stockholders approved the compensation of our named executive officers by wide margins, including receiving the support of 95.0% of shares voted in 2016. As we evaluated our compensation practices for 2016 and into 2017 in light of such votes, we gave great consideration to the strong support our stockholders expressed for our current compensation philosophy and practices. As a result, our Compensation Committee retained our general approach to executive compensation in 2016 and into 2017, as discussed below.

We believe our executive pay is reasonable and provides appropriate incentives to our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. We regularly evaluate the major risks to our business, including how risks taken by management could impact the amount and value of the compensation that our executives receive. To this end, we continued practices that are considered standard for good corporate governance and executive compensation, including:

•	Strong alignment between company-wide performance and payouts under our annual cash incentive plan (“Annual Cash Incentive Plan”);

•	The absence of any guaranteed bonuses;

•	All stock-based awards are subject to five-year vesting periods, with 20% of each grant vesting annually on each of the first five anniversaries of the date of grant;

•	Severance arrangements with our named executive officers that are limited to one year of compensation (base salary and target bonus) and benefits and limited acceleration of vesting; and

•	Double-trigger change-in-control arrangements with our named executive officers.

In light of the foregoing factors and practices, we believe our executive compensation in fiscal year 2016 appropriately reflected the economic and regulatory environments, the performance of the Company and the relationship with market compensation necessary to retain and motivate our executives, and that the continuation of these practices in 2017 is appropriate given the continued regulatory, economic and competitive challenges that we expect to face.

Overview of 2016 Executive Compensation

The purpose of this Compensation Discussion and Analysis is to provide information about each material element of compensation that we pay or award to, or that is earned by, the individuals set forth in the Summary Compensation Table set forth below (our “named executive officers”), including our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers whose total compensation for the fiscal year ended December 31, 2016, was in excess of $100,000 and who were serving as executive officers at the end of that fiscal year.

This Compensation Discussion and Analysis addresses and explains the compensation practices we followed in 2016, the numerical and related information contained in the summary compensation and related tables presented below, and actions we have taken regarding executive compensation since the end of our 2016 fiscal year. Specifically, this Compensation Discussion and Analysis addresses:

•	the objectives of our compensation program (found in the section entitled “Objectives of Compensation Programs”);

•	what our compensation program is designed to reward (also described in the section entitled “Objectives of Compensation Programs”);

•	each element of compensation (set forth in the section entitled “Compensation Program Design and Elements of Compensation”);

•	why each element was chosen (described with each element of compensation, including base pay, short-term incentives and long-term incentives);

•	how amounts and formulas for pay are calculated and determined (also described with each element of compensation, including base pay, short-term incentives and long-term incentives); and

•	how each compensation element and our decisions regarding that element fit into our overall compensation objectives and affect decisions regarding other elements (described with each element of compensation).

Compensation Determinations

All of our named executive officers who appear in the Summary Compensation Table are parties to employment agreements. With respect to each named executive officer, the level of base salary to be paid to those officers over the term of their respective employment agreements and their individual target bonus percentages were initially determined as part of the negotiation process relating to such agreements, and are subject to annual review by the Compensation Committee.

Our Compensation Committee’s charter empowers it to set all compensation, including, but not limited to, salary, bonus, incentive compensation, equity awards, benefits and perquisites, for our named executive officers. Our Compensation Committee makes such determinations with respect to our Chief Executive Officer and, for all other named executives, makes such determinations in consultation with our Chief Executive Officer. For additional information regarding the Compensation Committee, please see “Corporate Governance and Board Matters — Committees of Our Board of Directors — Compensation Committee.”

Objectives of Compensation Programs

We pay our executive officers based on company-wide business performance, subject to adjustment based on their achievement of individual performance goals, and, in setting compensation levels, we take into consideration our past practices, our current and anticipated future needs, and the relative skills and experience of each individual executive.

Compensation philosophy. Under our compensation philosophy, a named executive officer’s total compensation will vary based on our overall performance, as well as the Compensation Committee’s assessment of the particular named executive officer’s personal performance and contribution to our overall results. This philosophy generally applies to all of our employees, although the degree of variability and compensation at risk increases as an employee’s function and level of responsibility increases. Our overall goals in implementing this philosophy are to attract, motivate, and retain highly qualified individuals responsible for guiding us and creating value for our investors.

Compensation objectives. We believe that the compensation program we follow helps us achieve the following objectives:

•	Compensation should be related to performance. We believe that the performance-based portion of an individual’s total compensation should increase as the individual’s business responsibilities increase. Thus, a material portion of executive compensation is linked to our financial performance, which also serves to align the named executive officers’ interests with those of our stockholders.

•	Compensation should be competitive and cost effective. We believe that our compensation program should foster an innovative, high integrity, and performance-oriented culture that serves to attract, motivate, and retain executives and other key employees with the appropriate skill sets to lead us through expected future growth in a dynamic, competitive, and highly regulated environment. Accordingly, we seek to provide compensation, in amounts and based on performance targets, necessary to achieve these goals and which is of fair value relative to other positions at the Company.

Company compensation policies. During 2016, our named executive officers’ total in-service compensation consisted of base salaries, cash bonuses, share-based compensation, and other benefits generally available to all employees. With regard to these components, we adhere to the following compensation policies:

•	Cash should be a significant component of compensation. The Company’s compensation policy focuses on providing the opportunity for its named executive officers to earn total cash compensation at levels that enable the Company to achieve the motivation and retention goals described above, and to provide equity incentives that are intended to reward superior performance rather than serve as a substitute for cash compensation.

•	Base salaries should generally be the largest component of cash compensation. Our compensation programs generally reflect our view that base salaries reflect compensation for the named executive officers to perform the essential elements of their respective jobs, and that cash bonuses are a reward for superior company performance. In this regard, absent clear outperformance of financial goals, for all of our named executive officers other than our Chief Executive Officer, base salary should generally be the largest component of cash compensation.

•	Cash incentives should be linked to performance. Under our Annual Cash Incentive Plan, bonuses paid to our named executive officers are based on overall company financial performance, but are subject to reduction based on the Compensation Committee’s assessment of the particular named executive officer’s personal performance and contribution to our overall results.

We believe our policies have helped us achieve our compensation objectives of attracting, motivating, retaining, and rewarding our key officers.

Compensation Programs Design and Elements of Compensation

We choose to pay each element of compensation to further the objectives of our compensation program, which, as noted, include the need to attract, motivate, retain, and reward key leaders critical to our success by providing competitive total compensation.

Elements of In-Service Compensation. For our 2016 fiscal year, our executive compensation mix included base salaries, performance-based cash bonuses, share-based compensation with vesting periods, and other benefits generally available to all employees. We seek to compensate our named executive officers at levels that eliminate the need for material perquisites and enable each individual officer to provide for his or her own needs, and in 2016, we did not provide any perquisites to our named executive officers. We generally determine the nature and amount of each element of compensation as follows:

•	Base salary. We typically agree upon a base salary with a named executive officer at the time of initial employment. The amount of base salary agreed upon, which is not at risk, reflects our views as to the individual executive’s past experience, future potential, knowledge, scope of anticipated responsibilities, skills, expertise, and potential to add value through performance, as well as competitive industry salary practices. Although minimum base salaries for each of our current named executive officers are set by their respective employment agreements, as described below, we review executive officer salaries annually and may increase them based on an evaluation of the Company’s performance for the year and the performance of the functional areas under a named executive officer’s scope of responsibility. We also consider qualitative criteria, such as education and experience requirements, complexity, and scope or impact of the position compared to other executive positions internally.

•	Bonuses. We provide cash bonuses, which typically are at-risk, to recognize and reward our named executive officers based on our success in a given year. For 2016, we awarded performance-related bonuses under our Annual Cash Incentive Plan. The operation of this plan as it relates to our named executive officers is described in more detail below.

•	Share-based compensation. We currently have authorized a total of 12,167,127 shares of common stock for grants under our existing equity incentive plan. In 2016, our named executive officers received grants of restricted stock under this plan as part of an overall, annual equity incentive grant made to Company employees. At the Annual Meeting, we are seeking approval of a new equity incentive plan which, among other things, will substantially reduce the number of shares available for grant in future periods. See “Proposal No. 2 – Approval of 2017 Equity Incentive Plan.”

•	Other. We offer other employee benefits to named executive officers for the purpose of meeting current and future health and security needs for the executives and their families. These benefits, which we generally offer to all eligible employees, include medical, dental, and life insurance benefits; short-term disability pay; long-term disability insurance; flexible spending accounts for medical expense reimbursements; a 401(k) retirement savings plan; and free tuition for a spouse or up to two children with no more than two participants receiving the tuition benefit at any one time. The 401(k) retirement savings plan is a defined contribution plan under Section 401(a) of the Code, into which employees may make pre-tax contributions into the plan, expressed as a percentage of compensation, up to prescribed IRS annual limits, with such contributions subject to a matching Company contribution up to prescribed limits.

Elements of Post-Termination Compensation and Benefits. The employment agreements of our named executive officers provide for post-termination salary and benefit continuation in the event of a termination by us without Cause (as defined below) or by the executive for Good Reason (as defined below) or in the event of any such termination within twelve (12) months following a Change in Control (as defined below), and for so long as the named executive officer abides by customary confidentiality, non-competition, and non-solicitation covenants and executes a full release of all claims, known or unknown, that the executive may have against the Company. We believe that the amounts of these payments and benefits and the periods of time during which they would be provided are fair and reasonable, and we have not historically taken into account any amounts that may be received by a named executive officer following termination when establishing current compensation levels. The elements of post-termination compensation that were in effect during 2016 pursuant to the written employment agreements consisted of the following:

•	Salary continuation. Each named executive officer would continue to receive salary payments for a period of twelve (12) months following any qualifying termination of employment.

•	Payment of target bonus. Each named executive officer would receive an additional amount equal to 100% of the named executive officer’s annual target bonus for the year in which such termination occurs, with such amount also payable over twelve (12) months following any qualifying termination of employment.

•	Benefits continuation. Each named executive officer would continue to receive Company-paid premiums for continued group health benefits under COBRA during the salary continuation period.

•	Partially accelerated vesting of equity incentives. Certain of our named executive officers would receive partial acceleration of the vesting of any outstanding stock options or restricted stock awards to the next vesting date immediately following the date of termination, in the event of a termination by us without Cause or by the executive for Good Reason.

•	Fully accelerated vesting of stock options. In the event of a termination by us without Cause or by the executive for Good Reason within twelve (12) months following a Change in Control, each named executive officer would receive full acceleration of the vesting of their outstanding stock options or restricted stock awards.

See “Executive Employment Agreements” and “Potential Payments Upon Termination or Change in Control” for additional detail.

Impact of Performance on Compensation

Under the Annual Cash Incentive Plan as in effect for 2016, a named executive officer’s bonus is based on the Company’s achievement of revenue and Adjusted EBITDA targets, with the resulting amount subject to reduction based on the Compensation Committee’s assessment of the particular named executive officer’s personal performance and contribution to our overall results. For 2016, we defined Adjusted EBITDA for purposes of the Annual Cash Incentive Plan in a manner consistent with the definition we use when reporting our financial results. See Item 6, Selected Consolidated Financial and Other Data, beginning on page 39 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for information regarding our use and calculation of Adjusted EBITDA. As such, we believe it is fair and reasonable to our executives to assess their individual performance on the same basis as our performance is assessed by our Board of Directors and investors.

Company performance. For our named executive officers, the financial metrics account for 100% of the target bonus, with the resulting amount subject to reduction based on the Compensation Committee’s assessment of the particular named executive officer’s personal performance and contribution to our overall results. For other plan participants, the financial metrics account for 60% of the target bonus and specific individual performance goals account for 40% of the target bonus.

Individual performance. In reviewing individual performance, we look at an executive’s achievement of non-financial objectives that, with respect to a given participant, may include achieving objectives related to, among other things, program development and expansion, regulatory compliance, student retention and academic outcomes.

Calculation of bonuses. For each named executive officer, the Compensation Committee establishes a target bonus, which is stated as a percentage of the named executive officer’s base salary. For 2016, the bonus opportunities as a percentages of base salary for the named executive officers were as follows:

	Bonus Opportunity as a Percentage of Base Salary
Name	Threshold	Target	Maximum

Brian E. Mueller	50.00%	100.0%	150.00%
Dr. W. Stan Meyer	37.50%	75.0%	112.50%
Daniel E. Bachus	37.50%	75.0%	112.50%
Joseph N. Mildenhall	25.00%	50.0%	75.00%
Brian M. Roberts	22.75%	45.5%	68.25%

For each named executive officer, the financial metrics account for 100% of the target bonus, with the revenue target and the Adjusted EBITDA target accounting for 50% each. The actual percentage is determined on the basis of the Company’s achievement of the revenue and Adjusted EBITDA targets that the Compensation Committee establishes for the applicable fiscal year. For participants to earn any payout under the plan, the Company must achieve at least 95% of both the revenue and Adjusted EBITDA goals. Assuming both of these thresholds are achieved, payouts are made based on the Company’s achievement of a minimum of 95% of both the revenue goal and Adjusted EBITDA goal (resulting in a bonus of 50% of the target bonus) and a maximum of 105% of the revenue goal and 107% of the Adjusted EBITDA goal (resulting in a bonus of 150% of the target bonus). Performance between threshold and maximum levels results in prorated payments using straight-line interpolation.

Shown below is a summary of the matrix described above:

Goal	Threshold	Target	Maximum
Revenue goal (50.0% of financial metric)	95% of goal	100% of goal	105% of goal
Adjusted EBITDA (50.0% of financial metric)	95% of goal	100% of goal	107% of goal
Bonus payout as a % of target bonus	50%	100%	150%

Under the Annual Cash Incentive Plan, the actual bonus that a named executive officer could earn for a given fiscal year ranges from 0% to a maximum of 150% of his or her annual target bonus. To illustrate how the plan functions, assume that a named executive officer’s base salary for 2016 is $300,000 and that the target bonus is 50% of base salary. Of this target bonus of $150,000, $75,000 (or 50%) would be paid based upon the Company’s achievement of the revenue target and $75,000 (or 50%) would be paid based on the Company’s achievement of the Adjusted EBITDA target. If the revenue target is achieved at the threshold level (so only 50% of the revenue component is payable at that level) and the Adjusted EBITDA target is achieved at the target level (so that 100% of the Adjusted EBITDA component is payable at that level) the participant would be entitled to a potential bonus of $112,500, calculated as $37,500 (50% of the revenue component) plus $75,000 (100% of the Adjusted EBITDA component).

The plan for eligible senior management other than the named executive officers differs in that it continues to include achievement of individual performance targets as a primary element of the bonus calculation, such that achievement of revenue and Adjusted EBITDA targets each account for 30% of target bonus and the achievement of individual performance targets accounts for 40% of target bonus. In addition, for eligible senior management other than the named executive officers, the bonus is calculated based on two six-month cycles, such that the determination of the bonus payable for each half of the applicable year is determined on the basis of the achievement of the revenue, Adjusted EBITDA and individual performance targets established for each such period.

Changes to performance goals and target awards. In accordance with the terms of the Annual Cash Incentive Plan, at any time prior to the final determination of bonuses earned, the Compensation Committee may adjust the performance goals and target awards to reflect a change in corporate capitalization (such as a stock split or stock dividend), or a corporate transaction (such as a merger, consolidation, separation, reorganization or partial or complete liquidation), or to reflect equitably the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company’s method of accounting, any change in applicable law, or any other change of a similar nature. In addition, under the Annual Cash Incentive Plan, the Compensation Committee may reduce (but not increase) the bonus amount for each named executive officer based on the committee’s determination of the participant’s achievement of personal and other performance goals established by the Compensation Committee and other factors as the committee determines.

2016 financial goals. The following table shows the company-wide financial goals established for the named executive officers for 2016. These financial goals were selected based upon a combination of the Company’s internal budget and analyst estimates, which the Board of Directors believes establishes an appropriate level at which to set goals in order to maximize the incentive for superior performance.

	Threshold (95% of Goal)	Target (100% of Goal)	Maximum (105% of Goal for Revenue/107% of Goal for Adjusted EBITDA)
Revenue	$815,100,000	$858,000,000	$900,900,000
Adjusted EBITDA	$278,547,600	$293,208,000	$313,732,560

Actual performance vs. compensation paid for 2016. For 2016, the Company achieved revenue of $873.3 million, which is equal to 101.8% of the revenue target, and Adjusted EBITDA of $303.9 million (excluding certain adjustments), which is equal to 103.7% of the Adjusted EBITDA target, resulting in performance payout percentages equal to 117.9% for the revenue component of the incentive bonus and 126.4% for the Adjusted EBITDA component of the incentive target bonus. Accordingly, the named executive officers achieved incentive bonuses equal to the following percentages of their base salaries:

Name	Revenue Performance Payout (%)	Adjusted EBITDA Performance Payout (%)	2016 Bonus as Percentage of Target Bonus (%)	2016 Bonus as Percentage of Base Salary($)	2016 Bonus ($)
Brian E. Mueller	117.9%	126.4%	122.2%	122.2%	$784,240
Dr. W. Stan Meyer	117.9%	126.4%	122.2%	91.6%	$343,563
Daniel E. Bachus	117.9%	126.4%	122.2%	91.6%	$343,563
Joseph N. Mildenhall	117.9%	126.4%	122.2%	61.1%	$196,060
Brian M. Roberts	117.9%	126.4%	122.2%	55.5%	$152,695

2016 individual goals. The individual performance goals applicable to the named executive officers in 2016 focused on each executive’s achievement of one or more objectives that related to their specific duties and responsibilities on behalf of the Company. For Dr. Meyer, Mr. Bachus, Mr. Mildenhall, and Mr. Roberts, one individual performance goal was to manage their individual departments within budget. The individual performance goals for Mr. Mueller, Dr. Meyer, and Mr. Bachus included continuing to work on initiatives to increase the percentage of students studying in high retention rate programs, expanding public good projects in our surrounding neighborhoods and developing campus infrastructure. The individual performance goals for Mr. Mueller, Dr. Meyer and Mr. Bachus also included participation in a specified number of investor conferences and/or investor meetings. Mr. Mueller’s individual performance goals included oversight of the University’s decennial re-accreditation process. Dr. Meyer’s individual performance goals included demonstrating leadership over key functional areas such as marketing, online operations and campus operations. Mr. Bachus’ individual performance goals included managing the financial and reporting functions to ensure that no material weaknesses occurred within the Company’s financial reporting structure. Mr. Mildenhall’s individual performance goals included improving and building additional software engineering capabilities to address key needs in student scheduling, demonstration of improvement in application availability, managing the learning management system and overseeing the relationship with CampusVue and LoudCloud to ensure continued improvements are made to the product to eliminate manual processes. Mr. Roberts’ individual performance goals included Company compliance with regulatory and Securities and Exchange Commission rules and regulations and timely resolution to litigation matters. Mr. Roberts’s individual performance goals also included demonstrating leadership over key functional areas such as legal, real estate and government relations. Based on each individual named executive officer’s achievement or substantial achievement of their individual performance goals, and in light of the superior financial performance achieved by the Company in 2016, the Compensation Committee determined that cash bonuses under the Annual Cash Incentive Plan should be paid out at the maximum level achieved as a result of the achievement of the company-wide financial goals, and that no reductions were otherwise merited.

2008 Equity Incentive Plan

The following table provides information as of December 31, 2016, with respect to shares of our common stock that may be issued under our existing equity compensation plan:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans Approved by Securityholders	1,271,953	(1)	$15.26	5,242,057	(2)
Equity Compensation Plans Not Approved by Securityholders	None		—	None
Total	1,271,953	(1)	$15.26	5,242,057	(2)

(1)	Includes outstanding options to purchase shares of our common stock under our 2008 plan.
(2)	Includes shares available for future issuance under our 2008 plan.

New Equity Incentive Plan

At the Annual Meeting, stockholders will be asked to approve the new 2017 Plan. The Board of Directors adopted the 2017 Plan on January 26, 2017, subject to and effective upon its approval by our stockholders. The 2017 Plan is intended to replace the 2008 plan, which would otherwise terminate automatically on the tenth anniversary of its initial adoption in May 2008. If the stockholders approve the 2017 Plan, it will become effective on the day of the Annual Meeting, and no further awards will be granted under the 2008 plan, which will be terminated. See “Proposal No. 2 – Approval of 2017 Equity Incentive Plan.”

Equity Award Grant Policy

Our Board of Directors has approved a policy relating to the granting of stock options and other equity-based awards, which policy will apply to grants made under the 2017 Plan, if approved. Under this policy:

•	all stock option grants, restricted stock awards, and other equity based awards, which we collectively refer to as stock-based awards, must be approved by the Compensation Committee;

•	the date for determining the strike price and similar measurements for stock-based awards will be the date of the meeting (or a date shortly after the meeting) or, in the case of an employee, director, or consultant not yet hired, appointed, or retained, respectively, the subsequent date of hire, appointment, or retention, as the case may be;

•	we will not intentionally grant stock-based awards before the anticipated announcement of materially favorable news or intentionally delay the grant of stock-based awards until after the announcement of materially unfavorable news; and

•	the Compensation Committee will approve stock-based grants only for persons specifically identified at the meeting by management.

Role of the Compensation Consultant

The Compensation Committee has the sole authority, delegated from the Board of Directors, to appoint, compensate and oversee the work of our outside compensation consultant. In prior years, the Compensation Committee has retained Mercer as its consultant to assist the Compensation Committee with its responsibilities related to our executive compensation programs. In 2016, the executive compensation services that Mercer provided to the Compensation Committee included providing market benchmark information and advising on changes to executive officer and non-employee director compensation levels as well as best practices advice on certain compensation matters. In connection with its engagement of Mercer, the Compensation Committee determined that Mercer’s work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act, the SEC and the Nasdaq.

Effect of Accounting and Tax Treatment on Compensation Decisions

Internal Revenue Code Section 162(m) Policy

Section 162(m) of the Code, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s chief executive officer or any of the company’s three other most highly compensated executives (other than the chief financial officer). This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders). We may use performance-based compensation to minimize the effect of the limits imposed by Section 162(m) to the extent that compliance with Code requirements does not conflict with our compensation objectives. In some cases, however, we believe the loss of some portion of a corporate tax deduction may be necessary and appropriate in order to provide the compensation necessary to attract and retain qualified executives

Internal Revenue Code Section 409A

Section 409A of the Code (“Section 409A”) requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A. With respect to our compensation and benefit plans that are subject to Section 409A, in accordance with Section 409A and regulatory guidance issued by the Internal Revenue Service, we believe we are currently operating such plans in compliance with Section 409A.

Accounting Standards

Grants of equity awards under our equity plan are recognized as compensation expense for the fair value of equity-based compensation awards. The Compensation Committee considers the accounting implications of significant compensation decisions, including in connection with decisions that relate to our equity award programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Conclusion

We believe that the compensation amounts paid to our named executive officers for their service in 2016 were reasonable and appropriate and in our best interests.

Compensation Policies and Practices as Related to Risk Management

In connection with the preparation of this proxy statement, our Compensation Committee reviewed and discussed our compensation policies and practices for senior management, including our named executive officers. In this regard, the Compensation Committee took note of the fact that:

•	We pay base salaries we believe are competitive and that are generally intended to constitute the largest component of cash compensation. We believe that this emphasis on paying competitive base salaries that are not at risk for performance discourages inappropriate risk taking;

•	Our Annual Cash Incentive Plan focuses on the achievement of company-wide revenue and adjusted EBITDA targets, which prevents participants from being able to materially enhance their bonus prospects through excessive or inappropriate risk-taking;

•	The cash payments that may be made to our named executive officers under the Annual Cash Incentive Plan are subject to stated maximum limits, which we believe mitigates any risks that our named executive officers may take; and

•	The equity grants made to our named executive officers, and all other employees, under our equity plan all vest in annual increments over a period of five years, which we believe discourages excessive or inappropriate short-term risk taking.

Based on that review, and with input from management, the Compensation Committee has determined that there are no known potential risks arising from our compensation polices or practices that are reasonably likely to have a material adverse effect on us.

Significant Events After December 31, 2016

As discussed above, in October 2016, the Compensation Committee’s consultant, Mercer, constructed a new compensation peer group for the Company and analyzed the compensation of our named executive officers against such peer group. The analysis generally showed that, despite the Company’s positive performance for many years, the current compensation of each of the Company’s executives was less than the 50th percentile of the peer group across all categories (base salary, target total cash, long-term incentive grant value, and total direct compensation) and, in some cases, substantially less. Following discussions among the Compensation Committee and Mr. Mueller, and upon Mr. Mueller’s recommendation, the Compensation Committee determined to raise the base salaries of Dr. Meyer and Messrs. Bachus, Mildenhall and Roberts, as set forth in the table below, and to increase the target bonus percentage of Mr. Roberts. Mr. Mueller requested that his own compensation not be increased.

Name	Prior Base Salary	Target Bonus as % of Prior Base Salary	Base Salary Effective January 1, 2017	Target Bonus (as % of Base Salary Effective January 1, 2017
Brian Mueller	$642,000	100.0%	No change	No change
Stan Meyer	$375,000	75.0%	$390,000	No change
Dan Bachus	$375,000	75.0%	$390,000	No change
Joe Mildenhall	$321,000	50.0%	$340,000	No change
Brian Roberts	$275,000	45.5%	$325,000	50.0%

Compensation of Named Executive Officers

Summary Compensation Table

The following table sets forth the total compensation earned for services rendered by our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers whose total compensation for the fiscal year ended December 31, 2016 was in excess of $100,000 and who were serving as executive officers at the end of that fiscal year. The listed individuals are referred to herein as the “named executive officers.”

Name and Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($) (4)	Total
Brian E. Mueller
Chief Executive Officer and Chairman	2016	$642,000	$1,230,132	$784,240	$3,564	$2,659,936
(Principal Executive Officer)	2015	$666,692	$1,578,375	$771,363	$3,564	$3,019,994
	2014	$635,862	$1,592,520	$920,307	$3,564	$3,152,253

Dr. W. Stan Meyer	2016	$375,000	$ 656,070	$343,563	$7,377	$1,382,010
Chief Operating Officer	2015	$389,423	$ 841,800	$337,922	$7,077	$1,576,222
	2014	$371,273	$ 849,344	$403,172	$7,797	$1,631,586

Daniel E. Bachus	2016	$375,000	$ 656,070	$343,563	$ 585	$1,375,218
Chief Financial Officer	2015	$389,423	$ 841,800	$337,922	$ 585	$1,569,730
(Principal Financial Officer)	2014	$371,273	$ 849,344	$403,172	$ 390	$1,624,179

Joseph N. Mildenhall	2016	$321,000	$ 656,070	$196,060	$2,146	$1,175,276
Chief Information Officer	2015	$333,346	$ 841,800	$192,841	$2,146	$1,370,133
	2014	$317,931	$ 849,344	$230,077	$2,146	$1,399,498

Brian M. Roberts	2016	$275,000	$ 656,070	$152,695	$4,097	$1,087,862
General Counsel	2015	$285,577	$ 841,800	$150,188	$4,454	$1,282,019
	2014	$260,385	$ 849,344	$179,367	$3,533	$1,292,629

(1)	The amounts in this column reflect the base salary cash payments made in each year. The named executive officers last pay increase prior to 2017 occurred in April 2014. There were 27 payrolls in the 2015 calendar year, resulting in one additional pay period in 2015.
(2)	The amounts shown in this column reflect the compensation costs attributable to the restricted stock awards granted in 2016, 2015 and 2014. The compensation costs are based on the grant date fair value of each restricted stock award and do not take into account any estimated forfeitures related to service-based vesting conditions, if any. Assumptions used in the calculation of the grant date fair value of each restricted stock award granted during the 2016, 2015, and 2014 fiscal years are set forth in Notes 2 and 13 to our financial statements for the fiscal year ended December 31, 2016 included in our 2016 Annual Report on Form 10-K.
(3)	The amounts in this column reflect non-equity incentive payments earned pursuant to our Annual Cash Incentive Plan.
(4)	In 2016, 2015, and 2014, the amounts in this column include company paid life insurance premiums for all named executive officers. For Dr. Meyer and Mr. Roberts, the amounts in this column also reflect matching payments made by the Company under our 401(k) plan.

2016 Grants of Plan-Based Awards

The following table sets forth certain information with respect to incentive plan awards under our Annual Cash Incentive Plan and our 2008 equity plan for the fiscal year ended December 31, 2016 to each of our named executive officers:

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards(2)
Name	Grant Date	Threshold($)	Target($)	Maximum ($)
Brian E. Mueller		$321,000	$642,000	$963,000
	Apr. 28, 2016				27,600	$1,230,132
Dr. W. Stan Meyer		$140,625	$281,250	$421,875
	Apr. 28, 2016				14,720	$656,070
Daniel E. Bachus		$140,625	$281,250	$421,875
	Apr. 28, 2016				14,720	$656,070
Joseph N. Mildenhall		$80,250	$160,500	$240,750
	Apr. 28, 2016				14,720	$656,070
Brian M. Roberts		$62,500	$125,000	$187,500
	Apr. 28, 2016				14,720	$656,070

(1)	These amounts reflect the Threshold, Target and Maximum bonuses payable to our named executive officers under our Annual Cash Incentive Plan (based on their base salaries as in effect at year end). All such awards have been paid, and the actual amounts paid are set forth in the Summary Compensation Table above.
(2)	The amounts shown in this column reflect the compensation costs attributable to the restricted stock awards granted in 2016. The compensation costs are based on the grant date fair value of each restricted stock award and do not take into account any estimated forfeitures related to service-based vesting conditions, if any. Assumptions used in the calculation of the grant date fair value of each restricted stock award granted during the 2016 are set forth in Notes 2 and 13 to our financial statements for the fiscal year ended December 31, 2016 included in our 2016 Annual Report on Form 10-K.

2016 Outstanding Equity Awards at Fiscal Year-End

The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2016.

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (2)	Market Value of Shares of Stock That Have Not Vested
Brian E. Mueller	150,000	—	$15.34	March 11, 2021	116,400	$6,803,580
	100,000	—	$21.10	February 25, 2020	—	—
	209,788	—	$12.00	November 19, 2018	—	—
Dr. W. Stan Meyer	80,000	—	$15.34	March 11, 2021	62,080	$3,628,576
	40,000	—	$21.10	February 25, 2020	—	—
	141,315	—	$12.00	November 19, 2018	—	—
Daniel E. Bachus	80,000	—	$15.34	March 11, 2021	62,080	$3,628,576
	40,000	—	$21.10	February 25, 2020	—	—
	94,128	—	$12.00	November 19, 2018	—	—
Joseph N. Mildenhall	19,900	—	$21.10	February 25, 2020	64,880	$3,792,236
Brian M. Roberts	—	—	—	-	52,480	$3,067,456

(1)	The shares covered by the options granted to Mr. Mueller, Dr. Meyer, Mr. Bachus, and Mr. Mildenhall vested in five successive equal annual installments upon the completion of each year of service with us over the five year period measured from the respective date of grant. All such options are fully vested and exercisable.
(2)	The restricted stock awards granted to Mr. Mueller, Dr. Meyer, Mr. Bachus, Mr. Mildenhall, and Mr. Roberts vest in five successive equal annual installments upon the completion of each year of service with us over the five year period measured from the respective date of grant, subject to fully accelerated vesting in the event of a termination of employment without cause or by the executive for good reason within twelve (12) months following a change in control of the Company. Mr. Mueller, Dr. Meyer, Mr. Bachus and Mr. Mildenhall also receive partial accelerated vesting through the next vesting date immediately following the date of termination, upon the termination of employment by us without Cause or by the executive for Good Reason (as further discussed below).

2016 Option Exercises and Stock Vested

The following table provides certain summary information concerning option awards exercised by our named executive officers, and restricted stock awards made to our named executive officers that vested, during the fiscal year ended December 31, 2016.

	Option Awards		Restricted Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mr. Brian E. Mueller	400,000	$ 12,673,620	40,800	$ 1,678,962

Dr. W. Stan Meyer	100,000	$ 3,175,365	21,760	$ 895,446

Mr. Daniel E. Bachus	75,000	$ 2,403,013	21,760	$ 895,446

Mr. Joseph N. Mildenhall	94,000	$ 2,563,864	24,560	$ 1,014,978

Mr. Brian M. Roberts	—	$ —	15,360	$ 625,390

Executive Employment Agreements

We are party to employment agreements with each of our named executive officers. Each of the agreements have a four-year term that automatically renews for one year periods after the initial four-year term unless either party provides written notice that it does not wish to renew the respective agreement. On January 21, 2016, the Compensation Committee approved an amendment to the employment agreements for each of our named executive officers to re-set the term of each employment agreement, such that each agreement has been extended for an additional four-years through June 30, 2020. Except with respect to certain items of compensation, as described below, the terms of each agreement are similar in all material respects.

•	The agreements with each of Mr. Mueller, Dr. Meyer, Mr. Bachus, Mr. Mildenhall, and Mr. Roberts provide for a base salary and a target bonus under our Annual Cash Incentive Plan.

•	Each agreement entitles the executive to receive customary and usual fringe benefits generally available to our senior management, and to be reimbursed for reasonable out-of-pocket business expenses.

•	Each agreement entitles the executive to certain benefits upon his or her termination of employment under specified circumstances.

In addition, each of the above employment agreements provides for payments upon certain terminations of the executive’s employment, as described below.

Termination for Cause

Each of the employment agreements provides that if the named executive officer is terminated by us for “Cause,” the named executive officer will be entitled to receive only his or her base salary then in effect, prorated to the date of termination, and all fringe benefits through the date of termination, and all of such officer’s unvested options and unvested restricted stock awards will terminate. For purposes of each of the employment agreements, “Cause” is defined as (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of the executive with respect to the executive’s obligations or otherwise relating to the business of the Company; (b) the executive’s material breach of the employment agreement; (c) the executive’s breach of the Company’s employee nondisclosure and assignment agreement; (d) the executive’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; (e) the executive’s inability to perform the essential functions of the executive’s position, with or without reasonable accommodation, due to a mental or physical disability; (f) the executive’s willful neglect of duties as determined in the sole and exclusive discretion of the Board of Directors, provided that the executive has received written notice of the action or omission giving rise to such determination and has failed to remedy such situation to the satisfaction of the Board of Directors within 30 days following receipt of such written notice, unless the executive’s action or omission is not subject to cure, in which case no such notice shall be required, or (g) the executive’s death.

Termination Without Cause or Termination for Good Reason

Each of the employment agreements provides that if the named executive officer’s employment is terminated by us without Cause, or by the executive for “Good Reason,” the named executive officer will be entitled to receive his or her base salary then in effect, pro-rated to the date of termination, as well as a severance package consisting of the following:

•	a severance payment in an amount equal to the sum of (i) twelve (12) months of the executive’s base salary then in effect on the date of termination date (except for Mr. Roberts, whose payments would be equivalent to six (6) months of his base salary), and (ii) for Mr. Mueller, Dr. Meyer, Mr. Bachus and Mr. Mildenhall, 100% of the executive’s target bonus for the fiscal year in which the termination occurs, with the total of such amounts to be payable over twelve (12) months in equal installments in accordance with the Company’s regular payroll cycle, commencing with the first payroll date occurring on or after the sixtieth (60th) day following the date of the executive’s termination of employment;

•	payment by us of the premiums required to continue the executive’s group health care coverage for a period of twelve (12) months following the executive’s termination (except for Mr. Roberts whose payments would be for a period of six (6) months following his termination) under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), provided that the executive timely elects to continue and remains eligible for these benefits under COBRA, and does not become eligible for health coverage through another employer during this period; and

•	with respect to Mr. Mueller, Dr. Meyer, Mr. Bachus and Mr. Mildenhall, acceleration of the vesting of the next annual installment under any outstanding stock option or restricted stock award that otherwise would have vested on the next vesting date following the named executive officer’s termination.

To receive the severance package, the executive must: (i) comply with all surviving provisions of his or her agreement, including the non-competition, non-solicitation, and confidentiality provisions described below, and (ii) execute a full general release, releasing all claims, known or unknown, that executive may have against us arising out of or in any way related to executive’s employment or termination of employment with us. In addition, for options that previously vested, the executive has until the earlier of three months from the date of separation and the expiration of the applicable option to exercise such options.

For purposes of each of the employment agreements, “Good Reason” is defined as the occurrence of any of the following conditions without the executive’s written consent, which condition remains in effect 90 days after the executive provides written notice to us of such condition: (a) a material reduction in the executive’s base salary as then in effect prior to such reduction, other than as part of a salary reduction program among similar management employees, (b) a material diminution in the executive’s authority, duties or responsibilities as an employee of the Company as they existed prior to such change, or (c) a relocation of the executive’s principal place of work that increases the executive’s one-way commute distance by more than 50 miles; provided that the executive will be deemed to have given consent to any such condition if the executive does not provide written notice to us of his or her intent to exercise such rights within 30 days following the first occurrence of such condition.

Termination Upon a Change in Control

Each of the employment agreements provides that if the named executive officer’s employment is terminated by us without Cause or by the executive for Good Reason, in each case upon or within twelve (12) months following a “Change in Control,” then, in addition to receiving his or her base salary then in effect, pro-rated to the date of termination, and the severance package described above, the named executive officer will also be entitled to acceleration of the vesting of all stock option and restricted stock awards held by such executive that have not yet vested as of the date of such termination. For purposes of each of the employment agreements, “Change in Control” is defined as any one of the following occurrences: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total fair market value or total combined voting power of our then-outstanding securities entitled to vote generally in the election of directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (i) an acquisition of securities by any person who on the effective date of the employment agreement was the beneficial owner of more than 50% of such voting power, (ii) any acquisition of securities directly from us including, without limitation, pursuant to or in connection with a public offering of securities, (iii) any acquisition of securities by us, (iv) any acquisition of securities by a trustee or other fiduciary under a Company employee benefit plan, or (v) any acquisition of securities by an entity owned directly or indirectly by stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; (b) the sale or disposition of all or substantially all of the Company’s assets (other than a sale or disposition to one or more subsidiaries of the Company), or any transaction having similar effect is consummated; (c) the Company is party to a merger or consolidation that results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (d) the dissolution or liquidation of the Company.

Non-Competition and Non-Solicitation Obligations

Each of the employment agreements prohibits the executives from engaging in any work that creates an actual conflict of interest with us, and includes customary non-competition and non-solicitation covenants that prohibit the executives, during their employment with us and for a period of twelve (12) months thereafter, from (i) owning (except ownership of less than 1% of any class of securities which are listed for trading on any securities exchange or which are traded in the over the counter market), managing, controlling, participating in, consulting with, rendering services for, or in any manner engaging in the operation of a for-profit, postsecondary education institution or any other business that is in the same line of business as us; (ii) soliciting funds on behalf of, or for the benefit of, any for-profit, postsecondary education institution (other than us) or any other entity that competes with us; (iii) soliciting our current or prospective students to be students for any other for-profit, postsecondary education institution; (iv) inducing or attempting to induce any of our employees to leave our employ, or in any way interfering with the relationship between us and any of our employees; or (v) inducing or attempting to induce any of our students, customers, suppliers, licensees, or other business partners to cease doing business with, or modify its business relationship with, us, or in any way interfere with or hinder the relationship between any such student, customer, supplier, licensee, or business partner and us. Each of the executives has separately entered into a confidentiality agreement with us.

Potential Payments upon Termination or Change in Control

The following table provides information regarding the potential payments upon termination without Cause or for Good Reason, as well as upon termination without Cause or for Good Reason after a Change in Control of the Company, which would have been paid to each executive in the event he or she had been terminated as of December 31, 2016, the last business day of fiscal year 2016. All payments in connection with any such termination will comply with Section 409A of the Code, to the extent Section 409A applies. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

	Termination without Cause or for Good Reason			Termination without Cause or for Good Reason following a Change in Control
	Cash Payment ($)(1)	Benefits ($)(2)	Acceleration of Vesting of Shares and Options ($)(3)	Cash Payment ($)(1)	Benefits ($)(2)	Acceleration of Vesting of Shares and Options ($)(3)
Brian E. Mueller	$1,284,000	$13,166	$2,707,404	$1,284,000	$13,166	$6,803,580
Dr. W. Stan Meyer	656,250	15,899	1,443,949	656,250	15,899	3,628,576
Daniel E. Bachus	656,250	15,899	1,443,949	656,250	15,899	3,628,576
Joseph N. Mildenhall	481,500	10,587	1,607,609	481,500	10,587	3,792,236
Brian M. Roberts	137,500	7,950	—	137,500	7,950	3,067,456

(1)	Assumes a termination date of December 31, 2016, and is based on the executive’s salary and target bonus in effect at such date.
(2)	Reflects the cost related to the continuation of the executive’s health benefits for the period specified.
(3)	Calculated based on an assumed termination date of December 31, 2016 and the closing market price of our common stock on the Nasdaq Global Market on such date, less the applicable exercise price for each option for which vesting is accelerated.

Compensation Committee Report

The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

Kevin F. Warren (Chair)
Jack A. Henry
Sara R. Dial

PROPOSAL NO. 4

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY

OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

●	What am I voting on?	Stockholders are being asked to approve, on an advisory basis, the frequency of future advisory Say-on-Pay votes on the compensation of the Company’s named executive officers. Stockholders may cast a non-binding advisory vote on whether they would prefer that we hold the advisory Say-on-Pay vote every year, every two years or every three years. Stockholders may also abstain from voting on this matter

●	Voting recommendation:	Our Board of Directors unanimously recommends that you vote for the option of “EVERY YEAR” as the frequency of future Say-on-Pay votes.

●	Vote required:	The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal, while abstentions will have the effect of a vote against this proposal. If a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote do not vote in favor of one of the three frequencies, the frequency that receives the highest number of votes will be considered to be the frequency favored by stockholders.

In addition to holding an advisory say-on-pay vote on executive compensation (see Proposal 2), the Dodd-Frank Act also requires that we conduct a separate non-binding advisory vote on the frequency of future say-on-pay votes, commonly referred to as a “Say-When-on-Pay” vote. Stockholders may cast a non-binding advisory vote on whether they would prefer that we hold the advisory Say-on-Pay vote every year, every two years or every three years. Stockholders may also abstain from voting on this matter.

At the Company’s 2011 annual meeting of stockholders, the stockholders voted on the first advisory Say-When-on-Pay vote, electing to hold an advisory Say-on-Pay vote every year.   Accordingly, following the Company’s 2011 annual meeting of stockholders, the Board voluntarily determined to hold annual advisory votes on executive compensation.

We are required to solicit stockholder approval of the frequency of future Say-on-Pay proposals at least once every six years, although we may seek stockholder input more frequently. For the reasons described below, our Board recommends that our stockholders select a frequency of every year, or an annual vote.

Our Board believes that the Company’s current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our stockholders. Our Board has determined that an advisory vote on executive compensation every year is the best approach for the Company based on a number of considerations, including the following:

●	Annual votes will allow stockholders to provide the Company with their direct input on the compensation philosophy, policies and practices as disclosed in the proxy statement every year;

●	Annual votes are consistent with Company policies of seeking input, as and when necessary, from, and engaging in discussions with, the Company’s stockholders on corporate governance matters and executive compensation philosophy, policies and practices; and

●	Less frequent votes could allow an unpopular pay practice to continue too long without timely feedback.

The Board believes that giving our stockholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers is a good corporate governance practice and is in the best interests of our stockholders. We understand that stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

Stockholders are not voting to approve or disapprove the recommendation of our Board. Rather, stockholders are being provided with the opportunity to cast a non-binding advisory vote on whether the advisory Say-on-Pay vote should occur (i) every year, (ii) every two years or (iii) every three years, or to abstain from voting on the matter.

The vote on this proposal is advisory, and, therefore, is not binding on the Company, our Board or our Compensation Committee in any way. However, our Board and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote in determining the frequency of future advisory votes on the compensation of our named executive officers.

Our Board of Directors unanimously recommends that you vote FOR the option of “EVERY YEAR” as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to Item 402 of Regulation S-K of the SEC rules.

PROPOSAL NO. 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

● What am I voting on?	Stockholders are being asked to ratify the appointment of KPMG LLP, a registered public accounting firm, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

● Voting recommendation:	Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

● Vote required:	The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Brokers have discretion to vote on the ratification of our independent auditors and, as such, no votes on this proposal will be considered broker non-votes. Abstentions will have the effect of a vote against this proposal

The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”), an independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2017. While it is not required to do so, our Audit Committee is submitting the selection of that firm for ratification in order to ascertain the view of our stockholders. In the event the stockholders fail to ratify the selection of KPMG, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution so long after the beginning of the current year, the appointment of KPMG for fiscal 2017 will stand, unless the Audit Committee finds other good reason for making a change. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. Proxies solicited by our Board of Directors will, unless otherwise directed, be voted to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

A representative of KPMG will be present at the meeting, will be afforded an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions during the meeting.

Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Fees

For the years ended December 31, 2016 and 2015, KPMG billed us the amounts set forth below for professional services rendered in connection with audit, audit-related, tax and other professional services. All of the fees for audit, audit-related, tax and other services performed by KPMG were pre-approved by the Audit Committee in accordance with the pre-approval policies and procedures described below.

Services Rendered	2016	2015
Audit Fees(1)	$615,000	$560,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$615,000	$560,000

(1)	Audit Fees in 2016 and 2015 relate to services rendered for the audits of our annual consolidated financial statements, for the review of our quarterly financial statements, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

Approval of Independent Registered Public Accounting Firm Services and Fees

The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services performed by our independent registered public accounting firm. The Audit Committee is responsible for pre-approving all engagements of our independent registered public accounting firm. The policy also highlights services the Audit Committee will and will not approve for audit and non-audit services. The policy requires that written documentation be provided by the independent registered accounting firm to the Audit Committee for all tax services.

The Audit Committee may, annually or from time to time, set fee levels for certain non-audit services, as defined in the policy, or for all non-audit services. Any engagements that exceed those fee levels must receive specific pre-approval from the Audit Committee. The Audit Committee may delegate to the Audit Committee chair authority to grant pre-approvals of permissible audit and non-audit services, provided that any pre-approvals by the chair must be reported to the full Audit Committee at the next scheduled meeting.

On a regular basis, management provides written updates to the Audit Committee regarding the amount of audit and non-audit service fees incurred to date. All of the services described above for fiscal years 2016 and 2015 were approved by our Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board that outlines its responsibilities and the practices it follows. You can view the charter on the Company’s website, www.gcu.edu. The Audit Committee reviews and assesses the adequacy of its charter at least annually and, when appropriate, recommends changes to the Board to reflect the evolving role of the Audit Committee. The duties of the Audit Committee as set forth in its charter are summarized in this proxy statement under “Committees of Our Board of Directors” on page 10.

The Audit Committee is composed of three, non-employee directors, each of whom the Board has determined meet the independence and financial literacy requirements of the Nasdaq Stock Market and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and Nasdaq Stock Market rules. The Board has designated each of Jack A. Henry, David J. Johnson and Kevin F. Warren as “audit committee financial experts” under the SEC rules.

Primary Responsibilities of the Audit Committee and the Audit Committee’s Activities in 2016

The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. The Audit Committee oversees the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and the independent auditors, and the Company’s ethical compliance programs, including the Company’s codes of conduct. The Audit Committee’s process includes working with the Company’s Chief Risk Officer and other members of the Company’s enterprise risk management team, meeting periodically with the Chief Risk Officer and other members of management and receiving reports on enterprise risk management, including management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures.

During 2016, among other things, the Audit Committee:

●	Engaged KPMG LLP (“KPMG”) as our independent auditors;
●	met with the senior members of the Company’s financial management team at each regularly scheduled meeting;
●	held separate private sessions, during its regularly scheduled meetings, with each of KPMG and our Chief Risk Officer, at which candid discussions regarding financial management, legal, accounting, auditing and internal control issues took place;
●	received periodic updates on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting;
●	discussed with KPMG the Company’s internal control assessment process, management’s assessment with respect thereto and KPMG’s evaluation of the Company’s system of internal control over financial reporting;
●	reviewed and discussed with management and KPMG the Company’s periodic reports prior to filing with the SEC;
●	reviewed the Company’s internal audit plan and the performance of the Company’s internal audit function;
●	reviewed with senior members of the Company’s financial management team, KPMG, and our Chief Risk Officer the overall audit scope and plans, the results of internal and external audits, evaluations by management and the independent auditors of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting; and
●	reviewed with management, including our Chief Risk Officer and General Counsel, and KPMG significant risks and exposures identified by management, the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s code of conduct and cybersecurity programs.

2016 Audited Financial Statements

One of the Audit Committee’s primary responsibilities is to assist the Board in overseeing the Company’s management and independent registered public accounting firm in regard to our financial reporting and internal controls over financial reporting. In performing our oversight function, we relied upon advice and information received in our discussions with management and the independent registered public accounting firm.

We have (a) reviewed and discussed our Company’s audited financial statements for the fiscal year ended December 31, 2016, with management; (b) discussed with our Company’s independent registered public accounting firm the matters required to be discussed by Public Company Oversight Board (PCAOB) Auditing Standard Number 1301, Communications with Audit Committees (PCAOB General Auditing Standards 1300, Auditor Communications); (c) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and (d) discussed with the independent registered public accounting firm its independence.

Based on the review and discussions with management and our independent registered public accounting firm referred to above, we recommended to our Board of Directors that the audited financial statements be included in our Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Audit Committee: Jack A. Henry (Chair) David J. Johnson Kevin F. Warren

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2017 for:

•	each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and named executive officers as a group.

The information in the following table has been presented in accordance with the rules of the SEC. Under SEC rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also includes any shares as to which a person has the right to acquire such voting or investment power within 60 days of the date set forth above through the exercise of any stock option, warrant or other right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. Except as we otherwise indicate below and under applicable community property laws, we believe that the beneficial owners of the common stock listed below, based on information they have furnished to us, have sole voting and investment power with respect to the shares shown. Unless otherwise noted below, the address for each holder listed below is 3300 W. Camelback Road, Phoenix, Arizona 85017.

The calculations of beneficial ownership in this table are based on 47,829,172 shares outstanding at March 31, 2017.

	Common Stock
	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Principal Stockholders:
The Vanguard Group – 23-1945930(2)	3,577,507	7.5%
FMR LLC(3)	3,236,770	6.8%
Riverbridge Partners LLC(4)	2,859,508	6.0%
BlackRock Inc.(5)	2,758,307	5.8%
Directors and Named Executive Officers:
Brian E. Mueller (6)	652,582	1.4%
Dr. W. Stan Meyer (7)	300,274	0.6%
Daniel E. Bachus (8)	278,733	0.6%
Joseph N. Mildenhall (9)	122,973	0.3%
Brian M. Roberts	47,676	0.1%
Sara R. Dial	7,948	*
Jack A. Henry	18,659	*
Kevin F. Warren	8,017	*
David J. Johnson	13,119	*
All directors and executive officers as a group (9 persons)	1,449,981	3.0%

*	Represents beneficial ownership of less than 1.0%

(1)	The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

(2)	This information for The Vanguard Group – 23-1945930 is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2017. The address for The Vanguard Group – 23-1945930 is 100 Vanguard Blvd., Malvern, PA 19355.

(3)	This information for FMR LLC is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2017. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)	This information for Riverbridge Partners LLC is based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 24, 2017. The address for Riverbridge Partners is 80 South Eighth St., Suite 1200, Minneapolis, MN 55402.

(5)	This information for BlackRock Inc. is based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 23, 2017. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

(6)	Consists of 282,794 shares owned by Mr. Mueller and 369,788 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days for by Mr. Mueller.

(7)	Consists of 98,959 shares owned by Dr. Meyer and 201,315 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days for by Dr. Meyer.

(8)	Consists of 106,605 shares owned by Mr. Bachus and 172,128 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days for by Mr. Bachus.

(9)	Consists of 103,073 shares owned by Mr. Mildenall and 19,900 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days for by Mr. Mildenhall.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Party Transactions

We have adopted a written related party transactions policy, pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, are not permitted to enter into a related party transaction with us without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000, must be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed agreement, our Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Under the policy, if we should discover related party transactions that have not been pre-approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction. In addition, under the policy, certain types of transactions have been pre-approved by the Audit Committee, including employment arrangements with executive officers, director compensation, transactions where all stockholders receive proportional benefits, transactions involving competitive bids, regulated transactions, and banking-related service transactions.

Certain Transactions

Set forth below is a summary of certain transactions since January 1, 2016, in which the Company was or is to be a participant and involving our directors, executive officers, beneficial owners of more than 5% of our common stock, and some of the entities with which the foregoing persons are affiliated or associated, and in which the amount involved exceeds or will exceed $120,000.

Agreement with Mind Streams

The Company was a party to a revenue sharing arrangement with Mind Streams, L.L.C. (Mind Streams), which is owned and operated, in part, by Gail Richardson, the father of Brent D. Richardson, our former Chairman of the Board. Pursuant to this agreement and in accordance with the applicable rules and regulations of the Department of Education, we pay to Mind Streams a percentage of the net revenue that we receive from applicants to Grand Canyon University who were recruited by Mind Streams and who matriculate at the University. Mind Streams bears all costs associated with the recruitment of these applicants. For the year ended December 31, 2016, we expensed approximately $1.0 million pursuant to this agreement and, as of December 31, 2016, approximately $0.1 million was due to Mind Streams.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our Company’s directors and executive officers and beneficial owners of more than 10% of the Company’s common stock file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from our Company’s directors and executive officers, all reports required by Section 16(a) were filed on a timely basis for the fiscal year ended December 31, 2016.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements, and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement, or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or notify the Company by sending a written request to Grand Canyon Education, Inc., 3300 W. Camelback Road, Phoenix, Arizona, 85017, Attn: Investor Relations, or by calling (602) 639-7500.

ADDITIONAL INFORMATION

Our 2016 annual report and our Annual Report on Form 10-K for fiscal year 2016, including financial statements, are available electronically along with our proxy statement to all stockholders of record as of April 20, 2017, including those stockholders whose shares are held in a brokerage, bank or similar account, who will receive the same mailing from the organization holding the account. Stockholders who wish to obtain a copy of our Annual Report on Form 10-K, for the fiscal year ended December 31, 2016, and our proxy statement may do so without charge by writing to Investor Relations, Grand Canyon Education, Inc., 3300 W. Camelback Road, Phoenix, Arizona 85017.

As of the date of this proxy statement, management knows of no matters that will be presented for determination at the Annual Meeting other than those referred to herein. If any other matters properly come before the Annual Meeting calling for a vote of stockholders, it is intended that the persons named in the proxies solicited by our Board of Directors, in accordance with their best judgment, will vote the shares represented by these proxies.

By Order of the Board of Directors,

Brian E. Mueller

Chief Executive Officer and Chairman

Dated: April 28, 2017

Appendix A

GRAND CANYON EDUCATION, INC.

2017 EQUITY INCENTIVE PLAN

A-i

(continued)

A-ii

(continued)

A-iii

(continued)

A-iv

Grand Canyon Education, Inc.

2017 Equity Incentive Plan

1.          ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1        Establishment.  The Grand Canyon Education, Inc. 2017 Equity Incentive Plan (the “Plan”) is hereby established effective as of                   , 2017, the date of its approval by the stockholders of the Company (the “Effective Date”).

1.2        Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3        Term of Plan.  The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2.          DEFINITIONS AND CONSTRUCTION.

2.1         Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)      “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b)      “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c)      “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d)      “Board” means the Board of Directors of the Company.

(e)      “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f)       “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

(g)      “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(h)      “Change in Control” means the occurrence of any one or a combination of the following:

(i)        any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)       an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(ee)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii)      a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(i)        “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(j)        “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(k)       “Company” means Grand Canyon Education, Inc., a Delaware corporation, and any successor corporation thereto.

(l)        “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(m)       “Covered Employee” means, at any time the Plan is subject to Section 162(m), any Employee who is or may reasonably be expected to become a “covered employee” as defined in Section 162(m), or any successor statute, and who, with respect to a Performance Award, is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than the earlier of (i) the date that is ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(n)       “Director” means a member of the Board.

(o)       “Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(p)       “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(q)       “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(r)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)       “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)        Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii)       Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may also determine the Fair Market Value upon the average selling price of the Stock during a specified period that is within thirty (30) days before or thirty (30) days after such date, provided that, with respect to the grant of an Option or SAR, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii)      If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(t)        “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(u)       “Good Reason” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following with respect to a particular Participant without the Participant’s informed written consent: (i) a material diminution of the Participant’s authority, duties or responsibilities causing the Participant’s authority, duties or responsibilities to be of materially lesser rank within the Company or an equivalent business unit of its parent, as measured against the Participant’s authority, duties and responsibilities immediately prior to such diminution; (ii) a material reduction by the Company of the Participant’s base salary or annual bonus opportunity, other than any such material reduction that occurs in connection with a reduction that is imposed on all Participants at the time of such reduction; (iii) the relocation of the Participant’s work place for the Company to a location that increases the Participant’s regular one-way commute distance between the Participant’s residence and work place by more than thirty-five (35) miles. The existence of Good Reason shall not be affected by the Participant’s temporary incapacity due to physical or mental illness not constituting a Disability. The Participant’s continued employment for a period not exceeding six (6) months following the initial occurrence of any condition constituting Good Reason shall not constitute consent to, or a waiver of rights with respect to, such condition.

(v)        “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(w)       “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(x)       “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(y)       “Involuntary Termination” means as to a particular Participant, the occurrence of any of the following upon or within a period of time established by the Committee (not exceeding twenty-four (24) months) following a Change in Control: (i) the Participant’s Service is terminated without Cause or (ii) the Participant terminates his or her Service for Good Reason; provided the Participant has given the Company written notice of the existence of a condition constituting Good Reason within sixty (60) days following the initial occurrence of such condition, the Company fails to remedy such condition within thirty (30) days following such written notice, and the Participant’s resignation from Service is effective no later than six (6) months following the initial occurrence of such condition. Involuntary Termination shall not include any termination of the Participant’s Service which is (i) for Cause, (ii) a result of the Participant’s death or Disability, or (iii) a result of the Participant’s voluntary termination of Service other than for Good Reason.

(z)       “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

(aa)     “Nonemployee Director” means a Director who is not an Employee.

(bb)     “Nonemployee Director Award” means any Award granted to a Nonemployee Director.

(cc)     “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(dd)     “Officer” means any person designated by the Board as an officer of the Company.

(ee)     “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(ff)      “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(gg)     “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(hh)     “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(ii)       “Participant” means any eligible person who has been granted one or more Awards.

(jj)       “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(kk)     “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(ll)       “Performance Award” means an Award of Performance Shares or Performance Units.

(mm)   “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(nn)      “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.

(oo)     “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(pp)     “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(qq)     “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(rr)      “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(ss)      “Performance-Vesting Award” means an Award granted to a Participant, the vesting or earning of which is conditioned in whole or in part upon the achievement of one or more performance goals (including, without limitation, Performance Goals established pursuant to Section 10.3), notwithstanding that the vesting or earning of such Award may also be conditioned upon the continued Service of the Participant.

(tt)      “Predecessor Plan” means the Company’s 2008 Equity Incentive Plan.

(uu)     “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(vv)     “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(ww)    “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(xx)     “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.

(yy)     “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(zz)      “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(aaa)     “Section 162(m)” means Section 162(m) of the Code.

(bbb)    “Section 409A” means Section 409A of the Code.

(ccc)     “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(ddd)    “Securities Act” means the Securities Act of 1933, as amended.

(eee)     “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(fff)      “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4.

(ggg)    “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

(hhh)    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(iii)      “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(jjj)      “Time-Vesting Award” means any Award granted to a Participant, the vesting or earning of which is based solely upon the continued Service of the Participant over a specified period of time.

(kkk)    “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(lll)      “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.

2.2     Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.            ADMINISTRATION.

3.1      Administration by the Committee.  The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2    Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3     Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4    Committee Complying with Section 162(m).  If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

3.5    Powers of the Committee.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)       to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b)       to determine the type of Award granted;

(c)       to determine whether an Award granted to a Covered Employee shall be intended to result in Performance-Based Compensation;

(d)       to determine the Fair Market Value of shares of Stock or other property;

(e)       to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(f)       to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(g)       to approve one or more forms of Award Agreement;

(h)       to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto, provided that no such amendment or waiver shall accelerate the vesting of any Award unless the power of the Committee to accelerate the vesting of such Award is expressly provided by another provision of the Plan;

(i)       to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(j)       to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

(k)       to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6     Option or SAR Repricing.  Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefor of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 4.4.

3.7     Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.           SHARES SUBJECT TO PLAN.

4.1     Maximum Number of Shares Issuable.  Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to two million (2,000,000) shares and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2    Adjustment for Unissued or Forfeited Predecessor Plan Shares.  The maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased from time to time by:

(a)        the number of shares of Stock subject to that portion of any option or other award outstanding pursuant to the Predecessor Plan as of the Effective Date which, on or after the Effective Date, expires or is terminated or canceled for any reason without having been exercised or settled in full; and

(b)        the number of shares of Stock acquired pursuant to the Predecessor Plan subject to forfeiture or repurchase by the Company for an amount not greater than the Participant’s purchase price which, on or after the Effective Date, is so forfeited or repurchased;

provided, however, that the aggregate number of shares of Stock authorized for issuance under the Predecessor Plan that may become authorized for issuance under the Plan pursuant to this Section 4.2 shall not exceed one million (1,000,000) shares.

4.3     Share Counting.  If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares purchased in the open market with proceeds from the exercise of Options shall not be added to the limit set forth in Section 4.1.

Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the exercise or settlement of Options or SARs pursuant to Section 16.2 shall not again be available for issuance under the Plan. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of Full Value Awards pursuant to Section 16.2 shall not again be available for issuance under the Plan.

4.4    Adjustments for Changes in Capital Structure.  Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3 and Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.5    Assumption or Substitution of Awards.  The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5.            ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1    Persons Eligible for Awards.  Awards may be granted only to Employees, Consultants and Directors.

5.2    Participation in the Plan.  Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3    Incentive Stock Option Limitations.

(a)      Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed three million (3,000,000) shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2, 4.3 and 4.4.

(b)      Persons Eligible.  An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(c)      Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.

5.4    Section 162(m) Award Limits.  Subject to adjustment as provided in Section 4.4, no Covered Employee shall be granted within any fiscal year of the Company one or more Awards intended to qualify for treatment as Performance-Based Compensation which in the aggregate are for more than two million (2,000,000) shares or, if applicable, which could result in such Covered Employee receiving more than five million dollars ($5,000,000) for each full fiscal year of the Company contained in the Performance Period for such Award.

5.5    Nonemployee Director Award Limit.  No Nonemployee Director shall be granted within any fiscal year of the Company one or more Nonemployee Director Awards pursuant to the Plan which in the aggregate are for more than a number of shares of Stock determined by dividing two hundred thousand dollars ($200,000) by the Fair Market Value of a share of Stock determined on the last trading day immediately preceding the date on which the applicable Nonemployee Director Award is granted.

5.6    Minimum Vesting.  Except with respect to five percent (5%) of the maximum aggregate number of shares of Stock that may be issued under the Plan, as provided in Section 4, no Award which vests on the basis of the Participant’s continued Service shall vest earlier than one year following the date of grant of such Award and no Award which vests on the basis of attainment of performance goals shall provide for a performance period of less than one year; provided, however, that such limitations shall not preclude the acceleration of vesting of such Award upon the death, disability, or in connection with a Change in Control, as provided herein.

6.           STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1    Exercise Price.  The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.

6.2    Exercisability and Term of Options.  Subject to the minimum vesting provisions of Section 5.6,] Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3      Payment of Exercise Price.

(a)      Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)      Limitations on Forms of Consideration.

(i)    Cashless Exercise.  A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii)   Stock Tender Exercise.  A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(iii)  Net Exercise.  A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4    Effect of Termination of Service.

(a)     Option Exercisability.  Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

(i)      Disability.  If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii)     Death.  If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant’s termination of Service.

(iii)    Termination for Cause.  Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv)    Other Termination of Service.  If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)      Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5    Transferability of Options.  During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.

7.            STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1    Types of SARs Authorized.  SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2    Exercise Price.  The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3    Exercisability and Term of SARs.

(a)      Tandem SARs.  Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

 (b)        Freestanding SARs.  Subject to the minimum vesting provisions of Section 5.6, Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4     Exercise of SARs.  Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5     Deemed Exercise of SARs.  If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6         Effect of Termination of Service.  Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7         Transferability of SARs.  During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

8.          RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1         Types of Restricted Stock Awards Authorized.  Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2         Purchase Price.  The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3         Purchase Period.  A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4         Payment of Purchase Price.  Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5         Vesting and Restrictions on Transfer.  Subject to the minimum vesting provisions of Section 5.6, Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6         Voting Rights; Dividends and Distributions.  Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7         Effect of Termination of Service.  Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8         Nontransferability of Restricted Stock Award Rights.  Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.           RESTRICTED STOCK UNITS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1          Grant of Restricted Stock Unit Awards.  Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2         Purchase Price.  No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3         Vesting.  Subject to the minimum vesting provisions of Section 5.6, Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

9.4         Voting Rights, Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5         Effect of Termination of Service.  Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6         Settlement of Restricted Stock Unit Awards.  The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the settlement date with respect to any shares issuable upon vesting of Restricted Stock Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date shall be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than the 15th day of the third calendar month following the year in which such Restricted Stock Units vest. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7         Nontransferability of Restricted Stock Unit Awards.  The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.        PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1       Types of Performance Awards Authorized.  Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2       Initial Value of Performance Shares and Performance Units.  Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3       Establishment of Performance Period, Performance Goals and Performance Award Formula.  In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period (subject to the minimum vesting provisions of Section 5.6), Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and

Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Performance Award intended to result in the payment of Performance-Based Compensation to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4    Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

 (a)      Performance Measures.  Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be based upon one or more of the following, as determined by the Committee:

(i)          revenue;

(ii)         sales;

(iii)        expenses;

(iv)        operating income;

(v)         gross margin;

(vi)        operating margin;

(vii)       earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii)      pre-tax profit;

(ix)        net operating income;

(x)         net income;

(xi)        economic value added;

(xii)       free cash flow;

(xiii)      operating cash flow;

(xiv)      balance of cash, cash equivalents and marketable securities;

(xv)       stock price;

(xvi)      earnings per share;

(xvii)     return on stockholder equity;

(xviii)    return on capital;

(xix)      return on assets;

(xx)       return on investment;

(xxi)      total stockholder return;

(xxii)     employee satisfaction;

(xxiii)    employee retention;

(xxiv)    market share;

(xxv)     customer satisfaction;

(xxvi)    product development;

(xxvii)   research and development expenses;

(xxviii)  completion of an identified special project; and

(xxix)    completion of a joint venture or other corporate transaction.

(b)       Performance Targets.  Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5       Settlement of Performance Awards.

(a)       Determination of Final Value.  As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)       Discretionary Adjustment of Award Formula.  In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

(c)       Effect of Leaves of Absence.  Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d)       Notice to Participants.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e)       Payment in Settlement of Performance Awards.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance

Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

(f)       Provisions Applicable to Payment in Shares.  If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6       Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7      Effect of Termination of Service.  Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a)       Death or Disability.  If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b)       Other Termination of Service.  If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

10.8       Nontransferability of Performance Awards.  Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.           CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1       Grant of Cash-Based Awards.  Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2       Grant of Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3     Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. Subject to the minimum vesting provisions of Section 5.6, The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.

11.4     Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards.  Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance Awards set forth in Section 10. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5     Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6     Effect of Termination of Service.  Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7     Nontransferability of Cash-Based Awards and Other Stock-Based Awards.  Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12.           STANDARD FORMS OF AWARD AGREEMENT.

12.1     Award Agreements.  Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

12.2     Authority to Vary Terms.  The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13.           CHANGE IN CONTROL.

13.1     Effect of Change in Control on Nonemployee Director Awards.  Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.

13.2       Effect of Change in Control on Awards.  In the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide pursuant to such agreement for any one or more of the following:

(a)       Assumption, Continuation or Substitution.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(b)       Cash-Out of Outstanding Stock-Based Awards.  The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

(c)        Accelerated Vesting of Time-Vesting Awards.  The Committee may, in its discretion, provide that if either:

(i)        the Acquiror will not assume or continue the Time-Vesting Award or substitute a substantially equivalent award pursuant to Section 13.1(a), in each case for equity securities of the Acquiror which are or promptly will be registered under the Securities Act and tradable on an established United States securities exchange, or

(ii)       the Acquiror has so assumed, continued or substituted for the Time-Vesting Award, but the Participant’s Service terminates as a result of Involuntary Termination,

then the exercisability, vesting and/or settlement of the Time-Vesting Award and shares acquired pursuant thereto will accelerate in full or in part to such extent as the Committee determines.

(d)        Accelerated or Pro Rata Settlement of Performance-Vesting Awards.  The Committee may, in its discretion, provide that if either:

(i)        the Acquiror will not assume or continue the Performance-Vesting Award or substitute a substantially equivalent award pursuant to Section 13.1(a), in each case for equity securities of the Acquiror which are or promptly will be registered under the Securities Act and tradable on an established United States securities exchange, or

(ii)       the Acquiror has so assumed, continued or substituted for the Performance-Vesting Award, but the Participant’s Service terminates as a result of Involuntary Termination,

then the exercisability, vesting and/or settlement of the Performance-Vesting Award and shares acquired pursuant thereto will be determined, as specified by the Committee, either (A) based upon the actual achievement of the applicable performance goals(s) under the terms of the Performance-Based Award through the date of the Change in Control or the Involuntary Termination, as applicable or (B) to such extent as would occur under the terms of the Performance-Vesting Award had 100% of the target level of the applicable performance goals(s) been achieved but with the result prorated based on the period of the Participant’s actual Service during the applicable full performance period.

13.3       Federal Excise Tax Under Section 4999 of the Code.

(a)        Excess Parachute Payment.  If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b)      Determination by Tax Firm.  To aid the Participant in making any election called for under Section 13.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.3(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.

14.          COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.          COMPLIANCE WITH SECTION 409A.

15.1    Awards Subject to Section 409A.  The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a)      A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b)      Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2 1⁄2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

15.2  Deferral and/or Distribution Elections.  Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a)      Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b)      Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.

(c)      Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3  Subsequent Elections.  Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a)      No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b)     Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c)     No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d)     Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4    Payment of Section 409A Deferred Compensation.

(a)     Permissible Payments.  Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i)      The Participant’s “separation from service” (as defined by Section 409A);

(ii)      The Participant’s becoming “disabled” (as defined by Section 409A);

(iii)     The Participant’s death;

(iv)     A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

(v)      A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi)     The occurrence of an “unforeseeable emergency” (as defined by Section 409A).

(b)     Installment Payments.  It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c)     Required Delay in Payment to Specified Employee Pursuant to Separation from Service.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to

Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d)      Payment Upon Disability.  All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e)      Payment Upon Death.  If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f)      Payment Upon Change in Control.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g)      Payment Upon Unforeseeable Emergency.  The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h)      Prohibition of Acceleration of Payments.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i)      No Representation Regarding Section 409A Compliance.  Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

16.           TAX WITHHOLDING.

16.1  Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2  Withholding in or Directed Sale of Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost). The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

17.         AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2, 4.3 and 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18.          MISCELLANEOUS PROVISIONS.

18.1  Repurchase Rights.  Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2  Forfeiture Events.

(a)      The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.

(b)      If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.

18.3      Provision of Information.  Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.4      Rights as Employee, Consultant or Director.  No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5      Rights as a Stockholder.   A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

18.6      Delivery of Title to Shares.  Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7      Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8       Retirement and Welfare Plans.  Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

18.9      Beneficiary Designation.  Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.10      Severability.  If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.11      No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.12      Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.13      Choice of Law.  Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Arizona, without regard to its conflict of law rules.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:00 p.m., Pacific Time, on Tuesday, June 13, 2017.

Vote by Internet • Go to www.envisionreports.com/LOPE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

1. Electionof Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Brian E. Mueller	☐	☐	☐	02 - Sara R. Dial	☐	☐	☐	03 - Jack A. Henry	☐	☐	☐

04 - Kevin F. Warren	☐	☐	☐	05 - David J. Johnson	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 5 and for EVERY YEAR for Proposal 4.

		For	Against	Abstain		For	Against	Abstain
2. To adopt our 2017 Equity Incentive Plan (including, without limitation, certain material terms of the 2017 Plan for purposes of Section 162(m) of the Internal Revenue Code, as amended).		☐	☐	☐	3. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement.	☐	☐	☐
	Every Year	Every 2 Years	Every 3 Years	Abstain
4. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers.	☐	☐	☐	☐	5. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear on the proxy. If held in joint tenancy, all persons must sign. Trustee, administrators, etc., should include title and authority. Corporations should provide the full name of corporation and the title of the authorized officer signing the proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

02LAKD

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 14, 2017

10:00 a.m.

Grand Canyon University Antelope Reception Center

3300 W. Camelback Road

Phoenix, Arizona 85017

Important Notice Regarding the Availability of Proxy Materials for the Stockholder

Meeting to Be Held on June 14, 2017. This proxy statement and our annual report for the year ended December 31, 2016, are available and may be viewed at

www.edocumentview.com/LOPE.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Grand Canyon Education, Inc.

Notice of 2017 Annual Meeting of Stockholders

Grand Canyon University Antelope Reception Center

3300 W. Camelback Road

Phoenix, Arizona 85017

Proxy Solicited by Board of Directors for Annual Meeting — Wednesday, June 14, 2017

Brian E. Mueller, Daniel E. Bachus, and Brian M. Roberts, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Grand Canyon Education, Inc. to be held on Wednesday, June 14, 2017 or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD, “FOR” PROPOSALS 2, 3 AND 5 AND FOR THE FREQUENCY OF “EVERY YEAR” ON PROPOSAL 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address — Please print new address below.